Exhibit 1.1

COMPANIES ACTS, 1963 to 2006

Allied Irish Banks,

public limited company

Memorandum

— AND —

Articles of Association

Adopted 21st May 1997

Amended 22nd April 1998

Amended 29th May 2002

Amended 22nd April 2008

Bryan Sheridan,

Solicitor,

Bankcentre, Ballsbridge,

Dublin 4

CONTENTS

	Regulation(s)	Page
Certificates of Incorporation

Memorandum of Association		1

Articles of Association:

Subject
Preliminary	1 – 2	8
Capital	3 – 4	10
Variation of Rights	5 – 6	42
Share Capital	7 –13	44
Lien	14 –17	47
Calls on Shares	18 – 24	48
Forfeiture of Shares	25 – 30	49
Transfer of Shares	31 – 40	50
Transmission of Shares	41 – 43	51
Stock	44 – 47	52
Increase of Capital	48 – 50	52
Alteration of Capital	51	53
Purchase of Own Shares	52	53
Reissue of Treasury Shares	53	54
General Meetings	54 – 56	55
Notice of General Meetings	57 – 61	55
Proceedings at General Meetings	62 – 68	56
Votes of Members	69 – 81	58
Corporations Acting by Representatives	82	59
Directors	83 – 87	59
Appointment and Retirement by Rotation of Directors	88 – 94	60
Vacation of Office, Disqualification and Removal of Directors	95 – 96	61
Appointment of Directors to Executive Offices	97	62
Alternate Directors	98	63
Powers of Directors	99 – 102	63
Proceedings of Directors	103 – 110	67
Minutes and Execution and Authentication of Documents Etc.	111 – 113	68
Secretary	114	70
Register of Directors’ Share and Debenture Holdings	115	70
The Seal	116	70
Official Seals	117	71
Dividends	118 – 128	71
Reserves	129	75
Capitalisation of Profits	130 – 131	75
Accounts	132 – 137	76
Auditors	138	77
Notices	139 – 148	77
Secrecy	149 – 150	79
Winding Up	151	80
Destruction of Documents	152	80
Indemnity	153	81
Record Dates	154	81

Text of Special Resolutions passed at Annual General Meetings, 1996, 1998, 1999, 2000, 2001, 2002, 2003, 2004, 2005, 2006, 2007 and 2008		82

No. 24173.

Certificate of Incorporation

I hereby Certify

that allied Irish Banks Limited

is this day Incorporated under the Companies Act, 1963, and that the Company is Limited.

Given under my hand at Dublin, this Twenty first day of September One Thousand Nine Hundred and Sixty six

Fees and Deed Stamps £ 3-15-0.

Stamp Duty on Capital £ 0-5-0.

/s/ XXXXXX
For Registrar of Companies.

(CERTIFICATE No. 1.)	GH 12762. H.43172. 3000. 2/65. HELY THOM LTD. SPECIAL

No. 24173

Certificate of Incorporation

ON RE-REGISTRATION AS A PUBLIC LIMITED COMPANY

I Hereby Certify

that ALLIED IRISH BANKS, PUBLIC LIMITED COMPANY

is this day re-registered under the Companies Act 1963 to 1983 and that the Company is a Public Limited Company.

Given under my hand at Dublin, this Second day of January One Thousand Nine Hundred and Eighty-Five

/s/ XXXXXX
For Registrar of Companies.

(CERTIFICATE No. 17)	C3086.140784.500.5/84.WSMI. G27.

COMPANIES ACTS, 1963 to 2006

PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

of

ALLIED IRISH BANKS, public limited company

1.	The name of the Company is “ALLIED IRISH BANKS, public limited company”.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:-

(1)	To carry on the business of banking in all or any of its branches and departments and to provide and undertake all manner of financial services including (but without limitation to the generality of the foregoing), borrowing, raising or taking up money; lending or advancing, with or without security, money, securities and property; making, drawing, accepting, indorsing, issuing, discounting, buying, selling and generally dealing in bills of exchange, promissory notes, coupons, bank orders, drafts, bills of lading, warrants, bonds, debentures, certificates, scrip and other instruments and securities, whether transferable or negotiable or not; granting and issuing bankers’ cards, cheque guarantee and cash cards, credit cards, debit cards and all other appropriate instruments, cards or devices; granting and issuing letters of credit, travellers cheques and circular notes; buying, selling, dealing and engaging in other transactions in any currencies, bullion and other commodities of any description; acquiring, holding, issuing on commission, underwriting and dealing with stocks, funds, shares, debentures, debenture stocks, bonds, obligations, options, option certificates, securities and investments of all kinds; negotiating loans and advances; arranging and entering into transactions on and relating to the capital markets including, without limitation, derivatives transactions of any description (whether on an exchange or otherwise and whether or not collateralised), sale and repurchase transactions, sell/buy back transactions, securities lending and similar transactions; granting or contracting for open general credits, with or without security; receiving money on deposit or current account at interest or otherwise, or for safe custody; receiving securities, valuables and other property on deposit, or for safe custody, or otherwise; transacting business in relation to all kinds of payment or transfer systems or other methods used by bankers or others for the transfer of funds and settlement of debts or transactions (whether in securities or otherwise); owning, controlling, managing, sponsoring or otherwise participating in any fashion whatsoever in electronic commerce initiatives or projects; managing property and generally transacting all kinds of business transacted by bankers; and, in relation to any of the foregoing, doing so by or through any medium or means.

(2)	To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on, or possessed of property or rights suitable for the purposes of the Company and in particular the undertaking business and goodwill of any subsidiary company carrying on business independently of the Company or in competition with it.

(3)	To enter into partnership or into any arrangement for sharing profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in or about to carry on or engaged in any business or transaction which the Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company. To lend money to, guarantee the contracts of or otherwise assist any such person or company, and to take or otherwise acquire shares (whether partly or fully paid) and securities of any such company, and to sell, hold, re-issue, with or without guarantee, or otherwise deal with the same.

(4)	To amalgamate with any other company having objects altogether or in part similar to those of the Company.

(5)	To promote any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the Company, or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(6)	To form, promote, acquire, finance, amalgamate with, subsidise and assist building societies, friendly societies, banks, unit trusts, insurance companies or other commercial undertakings of any kind, or any companies, corporations or syndicates of any kind, and to finance, subsidise or assist any firms or individuals, and to negotiate loans of every description with any government, state, municipal or other authority, corporation, company, syndicate, firm or person.

(7)	To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any real and personal property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business, and in particular any land and buildings.

(8)	To erect, construct, lay down, enlarge, alter, reconstruct and maintain any buildings and works necessary or convenient for the Company’s business.

(9)	To pay for any business, property or rights acquired by the Company wholly or partially in shares, debentures, debenture stock or other securities or obligations of the Company or belonging to the Company, and whether fully or partly paid, and as part of the terms of any such purchase or otherwise to grant options upon any unissued shares of the Company.

(10)	To sell, lease or otherwise dispose of the undertaking of the Company or any part thereof or all or any part of the property of the Company for such consideration as the Company may think fit, and in particular for shares (fully or partly paid), debentures, stocks or securities of any other company having objects altogether or in part similar to those of the Company and generally on such terms as the Company may determine, and to hold, deal with or dispose of any consideration so received.

(11)	Generally to sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property and rights of the Company including any investments and securities acquired or agreed to be acquired and generally to vary the investments and securities of the Company from time to time.

(12)	To take, accept, enforce, release or deal with any security for any moneys owing or to become owing to the Company, or for any liabilities incurred or to be incurred towards or by the Company by way of mortgage, pledge, hypothecation, deposit or otherwise howsoever of every kind of property or rights (including the security of shares in the Company).

(13)	To hold, maintain, improve and deal with as may seem expedient any property which the Company may become entitled to by foreclosure or otherwise, and for the purpose of better realising or dealing with any security to purchase or otherwise acquire the equity of redemption of any share or other interest in any property upon or in connection with which the Company may have any charge or lien.

(14)	To act as trustee for the holders of or otherwise in relation to any stocks, shares, debentures, debenture stock, bonds or other securities or obligations issued or to be issued by any government, state, principality, local or other authority, municipal or other corporation, company or association, and generally to undertake and execute any trusts (whether public or private), the undertaking whereof it may seem desirable to undertake, and to undertake and execute in the Republic of Ireland, Great Britain, Northern Ireland or elsewhere in the world where it may be lawful to do so, and either alone or jointly with others, and either in its own name or through or by means of a syndic or officer of or appointed by the Company, the office of receiver, trustee, custodian trustee, executor, administrator, committee, treasurer, comptroller, registrar, curator, accountant, or any other office of trust or confidence, and gratuitously or otherwise to perform and discharge the duties incident to any such office, and to transact all kinds of business arising in connection therewith, and to keep for any company, corporation, government, state, principality, authority or body (supreme, municipal, local or otherwise) any register relating to any stocks, funds, shares or securities, or any real or personal property of any kind, and to undertake any duties in relation thereto or to the registration of transfers, assignments, mortgages, charges, cautions, deeds, documents or things or the issue of certificates or otherwise, and to act as agent, attorney or nominee, solely or jointly for any person or persons, company, corporation, government, state, principality, authority or body (supreme, municipal, local or otherwise).

(15)	To make deposits, enter into recognizances and bonds, and otherwise to give security for the due execution and performance (whether by the Company or any syndic or officer of the Company or by any other company or any person) of the duties of executors, administrators, trustees, receivers, managers, committees or liquidators, or any other duties, or any contracts, agreements or obligations, and to effect and obtain insurances of every description, and (subject as hereinafter provided) generally to transact and carry on guarantee, fidelity, indemnity or insurance business of all kinds, and to effect counter guarantees and counter indemnities, and to transact all kinds of agency business.

(16)	To furnish or provide deposits, caution moneys and guarantee funds required in relation to any tender or application for any contract, concession, decree, enactment, property or privilege, or in relation to the carrying out of any contract, concession, decree or enactment.

(17)	To carry on the business of an investment and holding company and to invest the capital and other moneys of the Company in the purchase or upon the security of, or otherwise acquire and hold, any shares, stocks, debentures, debenture stocks, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wheresoever constituted or incorporated or carrying on business and shares, stocks, debentures, debenture stocks, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether at home or abroad; to acquire any such shares, stocks, bonds, mortgages, obligations and securities by subscription, syndicate participation, tender, purchase exchange or otherwise either conditionally or otherwise, and to underwrite or guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof and to act as managers of any syndicate.

(18)	To raise or borrow or secure the payment of money in such manner and on such terms as may seem expedient and in particular by the issue of mortgages, charges, debentures or debenture stock (perpetual or otherwise), and charged or not charged upon the whole or any part of the undertaking and property of the Company both present and future, including its uncalled capital, or by the issue of circular notes, bills, drafts and other instruments and securities (whether payable to bearer or otherwise), and to make the same or any of them assignable free from equities.

(19)	To issue warrants, documents of title and other mercantile instruments or indicia of title or possession against deposits of all kinds made with the Company.

(20)	To give any guarantee or become liable for the payment of money or for the performance of any obligation or undertaking of any kind, including but not limited to the guarantee of the payment of principal or interest or principal and interest or dividends upon any bonds, debentures, debenture stocks, mortgages, charges, obligations and securities or stocks or shares of any government, municipal, local or other authority, public or private body or company, whether incorporated or not incorporated and whether made or effected or acquired through the agency of the Company or otherwise.

(21)	To promote, seek, apply for and obtain any charter or letters patent to any Act, Provisional Order or decree of the Oireachtas or any parliament or legislative assembly or sovereign or any provisional or other order of any supreme, ministerial, municipal or local authority or other proper authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated, directly or indirectly, to prejudice the interests of the Company.

(22)	To enter into any arrangements with any government, states, principalities or authorities (supreme, municipal, local or otherwise) which may seem conducive to the objects of the Company or any of them, and to obtain from any such government, state, principality or authority, and thereafter to carry out, exercise, develop and otherwise deal with and turn to account any concessions, franchises, charters, patents, monopolies, privileges or rights whatsoever and wheresoever.

(23)	To procure the Company to be registered, licensed or recognised in Great Britain, in Northern Ireland and in any other country or place outside the Republic of Ireland.

(24)	To adopt such means of making known the business and services of the Company as may seem expedient, and in particular by advertising in the press and other accepted advertising media, by publishing brochures and by granting donations.

(25)	To take or concur in taking all such steps and proceedings as may seem best calculated to uphold and support the credit of the Company, and to obtain and justify public confidence, and to avert or minimise financial disturbances which might affect the Company.

(26)	To promote freedom of contract and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business, or providing or safeguarding against the same, or resisting or opposing any strike movement or organisation which may be thought detrimental to the interests of the Company or its employees, and to subscribe to any association or fund for any such purposes.

(27)	To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time Directors or officers of the Company or of any such other company, as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested and the wives, widows, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any other such company as aforesaid or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

(28)	To carry on the business of a trustee savings bank in all branches of such business.

(29)	To distribute any of the assets or property of the Company, whether upon a distribution of assets or a division of profits, among the members, in specie or otherwise, and to capitalise profits.

(30)	To do all or any of the above things in any part of the world and as principals, agents, contractors, trustees, or otherwise and by or through trustees, agents, branches, or otherwise, and either alone or in conjunction with others.

(31)	To do all such other things as are incidental or conducive to the attainment of the above objects.

And it is hereby declared that the word “company” in this Clause except where used in reference to this Company shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the Republic of Ireland, Great Britain, Northern Ireland or elsewhere, and the intention is that the objects specified in each paragraph of this Clause shall, except where otherwise expressed in such paragraph, be independent main objects and shall be nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate and distinct company provided always that the provisions of this Clause shall be subject to the Company’s obtaining, where necessary, for the purpose of carrying any of its objects into effect, such licence, permit, or authority as may be required by law.

4.	The liability of the members is limited.

5.	The share capital of the Company is €625,200,000 divided into 1,160,000,000 Ordinary Shares of €0.32 each and 200,000,000 Non-Cumulative Preference Shares of €1.27 each, US$500,000,000 divided into 20,000,000 Non-Cumulative Preference Shares of US$25 each, Stg£200,000,000 divided into 200,000,000 Non-Cumulative Preference Shares of Stg£1 each and Yen 35,000,000,000 divided into 200,000,000 Non-Cumulative Preference Shares of Yen 175 each.

WE, the several persons whose names and addresses are subscribed, wish to be formed into a Company, in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber
MICHAEL PETER LAVELLE,
27 Anne Devlin Avenue,
Rathfarnham,
Dublin 14.
Law Clerk.	One

IAN ALASTAIR McKENZIE,
32 Rathdown Park,
Terenure,
Dublin.
Solicitor’s Assistant.	One

Dated this 19th day of September, 1966.

Witness to the above signatures:

G. G. OVEREND,

31 Fitzwilliam Square,

Dublin 2.

Solicitor.

COMPANIES ACTS, 1963 to 2006

PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

of

ALLIED IRISH BANKS, public limited company

PRELIMINARY

1.	The regulations in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

2.	In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context —

WORDS	MEANINGS
The Acts	The Companies Acts, 1963 to 2005 and every other Act or statutory instrument which is to be read or construed together, or as one with, any of those Acts.

These Articles	The new Articles of Association adopted by Special Resolution of the Company on 21st May 1997 and as varied or altered from time to time by similar resolution or by Ordinary Resolution where so provided by the Acts.

The Office	The registered office for the time being of the Company.

The Seal	The common seal of the Company (sometimes referred to as the “Corporate Seal”) adopted pursuant to Section 18 of the Companies Act, 1963 in use at the date of adoption of these Articles or a common seal substituted therefor from time to time pursuant to the Acts.

The Official Seal — Securities	The seal adopted by the Company pursuant to Section 3 of the Companies (Amendment) Act, 1977 as an official seal for use in sealing securities issued by the Company and documents creating or evidencing securities so issued.

The Official Seal	Any seal adopted by the Company pursuant to Section 41 of the Companies Act, 1963 as an official seal of the Company for use abroad.

Paid	Paid and/or credited as paid.

Dividend	Dividend and/or bonus.

In writing	Written, printed, or represented in visible and legible form or produced or re-produced or presented in such form by electronic, lithographic, manual, mechanical, photographic or photostatic means or process and in particular by electronic communication within the meaning of Section 2 of the Electronic Commerce Act, 2000.

Class Meeting	A separate General Meeting of holders of one class of shares in the Company.

Chairman	A Director appointed by the Directors to be Chairman of the Board of Directors for the time being (except in reference to proceedings at a general meeting when it shall mean the Chairman of the Meeting).

Deputy Chairman	A Director appointed by the Directors to be a Deputy Chairman or an additional Deputy Chairman of the Board of Directors for the time being.

The Directors	The Board of Directors of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present.

Committee	A Committee of the Directors appointed pursuant to the Articles of Association of the Company in force immediately prior to the adoption of these Articles (and not dissolved at the date of such adoption) and a Committee of Directors or Directors and Officers of the Company appointed by the Directors pursuant to Article 108 of these Articles.

Chief Executive	A person for the time being holding the office of Chief Executive Officer of the Company or Joint Chief Executive Officer under a contract of service with the Company.

Secretary	A person (including the Secretary for the time being at the date of adoption of these Articles) appointed by the Directors pursuant to Section 175 of the Companies Act, 1963 to be the Secretary for the time being of the Company and shall include a Joint Secretary for the time being and an Assistant Secretary or an Acting Secretary for the time being when discharging the duties of the Secretary or of a Joint Secretary.

Group Law Agent	A person (including the Group Law Agent for the time being at the date of adoption of these Articles) who, being a solicitor qualified to practise and practising as such, enters (or has entered) into a contract of service or a contract for services with the Company pursuant to which as a first and paramount claim on his services he has agreed to act as chief legal adviser to the Company either on a whole-time or part-time basis; and in the absence of the Group Law Agent, or pending the appointment of a person to fill a vacancy in that position, shall include the Law Agent for the time being at the date of adoption of these Articles or a person who, under a contract or arrangement with the Company as aforesaid, from time to time, holds the position of Law Agent or Deputy or Assistant Law Agent.

Officer	A person (including a Director, alternate Director, Chief Executive, and the Secretary) for the time being holding a recognised executive office under the Company or a person designated an Officer of the Company from time to time by resolution of the Directors.

The 1996 Regulations	The Companies Act, 1990 (Uncertificated Securities) Regulations 1996.

Stock Exchange	A stock exchange upon which the Company has sought and obtained a listing for any of its shares.

Words importing the singular number only shall include the plural number, and vice versa.

Words importing the masculine gender only shall include the feminine gender.

Words importing persons shall include corporations.

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof from time to time.

In these Articles “€” and “c” shall refer to euro and cent respectively, “Stg£” shall refer to pounds sterling and pence in United Kingdom Currency, “US$” and “$” shall refer to United States Dollars and “Yen” shall refer to Japanese Currency.

A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

Subject as aforesaid, any words or expressions defined in the Acts shall, if not inconsistent with the subject or context, bear the same meanings in these Articles.

CAPITAL

3.

The share capital of the Company is €625,200,000 divided into 1,160,000,000 Ordinary Shares of €0.32 each and 200,000,000 Non-Cumulative Preference Shares of €1.27 each (“euro Preference Shares”), US$500,000,000 divided into 20,000,000 Non-Cumulative Preference Shares of US$25 each (“Dollar Preference Shares”),

Stg£200,000,000 divided into 200,000,000 Non-Cumulative Preference Shares of Stg£1 each (“Sterling Preference Shares”) and Yen 35,000,000,000 divided into 200,000,000 Non-Cumulative Preference Shares of Yen 175 each (“Yen Preference Shares”).

4.	Subject to the provisions of the Acts and without prejudice to any special rights for the time being conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, return of capital, voting or otherwise as the Company may by Ordinary Resolution determine or as the Directors may from time to time determine pursuant to any power conferred on them by these Articles, and any Preference Share may be issued on the terms that it is or at the option of the Company is to be liable, to be redeemed on such terms and in such manner as the Company may by Special Resolution determine.

4A.	The rights attaching to the Dollar Preference Shares shall be as follows:-

(A)	General

The Dollar Preference Shares shall rank pari passu inter se and with the Sterling Preference Shares, the euro Preference Shares and the Yen Preference Shares as regards the right to receive dividends and the rights on winding up of, or other return of capital by, the Company. Notwithstanding the provisions of Article 5 and subject as provided in paragraphs (B) to (H) of this Article, the Dollar Preference Shares may be issued with such rights and privileges, and subject to such restrictions and limitations, as the Directors shall determine in the resolution approving the issue of such shares and in particular (but without prejudice to the generality of the foregoing), the Directors may (without prejudice to the authority conferred by sub-paragraph (D) (5) of this Article), pursuant to the authority given by the passing of the resolution to adopt this Article, consolidate and divide and/or sub-divide any Dollar Preference Shares into shares of a larger or smaller amount (and so that the provisions of Article 51 shall, where relevant, apply to any such consolidation, division or sub-division). Whenever the Directors have power under this Article to determine any of the rights, privileges, limitations or restrictions attached to any of the Dollar Preference Shares, the rights, privileges, limitations or restrictions so determined need not be the same as those attached to the Dollar Preference Shares which have then been allotted or issued. Without prejudice to Article 5(b), each issue of Dollar Preference Shares carrying rights, privileges, limitations or restrictions that are not the same as those attached to the Dollar Preference Shares which have then been allotted or issued shall constitute a separate class of shares.

(B)	Income

(1)	The Dollar Preference Shares shall (subject to the further provisions of this paragraph) entitle the holders thereof (the “Dollar Preference Shareholders”) to receive a non-cumulative preferential dividend (the “Preference Dividend”), which shall be calculated at such annual rate (whether fixed or variable) and shall be payable on such dates and on such other terms and conditions as may be determined by the Directors prior to allotment thereof.

(2)	The following shall apply in relation to any particular Dollar Preference Shares (the “Relevant Dollar Preference Shares”) if so determined by the Directors prior to the allotment thereof:-

(a)	The Relevant Dollar Preference Shares shall rank as regards the right to receive dividends pari passu with the Sterling Preference Shares, the euro Preference Shares and the Yen Preference Shares and with any further preference shares created and issued pursuant to sub-paragraph (e) below and otherwise in priority to any Ordinary Shares in the capital of the Company.

(b)	If, on any date on which an instalment of the Preference Dividend would fall to be paid under sub-paragraph (B) (1) above on any Relevant Dollar Preference Shares, the distributable profits and distributable reserves of the Company are together insufficient to enable payment in full to be made of such instalment and, if applicable, of any instalments of dividends payable on such date on any other preference shares ranking pari passu with the Relevant Dollar Preference Shares as regards dividend, then none of the said instalments shall be paid. If it shall subsequently appear that any instalment of the Preference Dividend or of any such other preferential dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then, provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

(c)	Where any instalment of the Preference Dividend on any Relevant Dollar Preference Shares is payable, the Directors shall, subject to sub-paragraph (b) above, resolve to make payment of such instalment in cash, provided however that such instalment shall not be payable in cash if, in the judgement of the Directors, after consultation with the Central Bank of Ireland, the payment of such instalment in cash would breach or cause a breach of the Central Bank of Ireland’s capital adequacy requirements from time to time applicable to the Company;

(d)	Subject to the right to be allotted additional Dollar Preference Shares in accordance with sub-paragraph (e) below, the Relevant Dollar Preference Shares shall carry no further right to participate in the profits and reserves of the Company other than the Preference Dividend and if on any occasion an instalment of the Preference Dividend is not paid in cash for the reasons described in sub-paragraph (b) or sub-paragraph (c) above, the Dollar Preference Shareholders shall have no claim in respect of such instalment;

(e) (i)	The provisions of this sub-paragraph shall apply where any instalment of the Preference Dividend payable on a particular date on the Relevant Dollar Preference Shares is, for the reasons specified in sub-paragraph (b) or sub-paragraph (c) above, not to be paid in cash and the amount (if any) standing to the credit of the profit and loss account of the Company together with the amount of the reserves of the Company available for the purpose are sufficient to enable the allotments of additional preference shares referred to in the further provisions of this sub-paragraph to be made in full;

(ii)	For the purposes of this sub-paragraph:-

“Relevant Shares” means Relevant Dollar Preference Shares and any preference shares of the Company carrying similar rights to those set out in this sub-paragraph (e) and ranking pari passu with the Relevant Dollar Preference Shares as regards dividend in respect of which an instalment of preference dividend which would have been payable on the same date as a Relevant Instalment on Relevant Dollar Preference Shares is not to be paid in cash; and

“Relevant Instalment” means an instalment of preference dividend which is not to be paid in cash on Relevant Shares on any occasion for the reasons specified in sub-paragraph (b) or sub-paragraph (c) above;

and, where a member holds Relevant Shares of more than one class, the provisions of this sub-clause shall be interpreted and applied separately in respect of each class of Relevant Shares held by him;

(iii)	Each holder of Relevant Shares shall, on the date for payment of the Relevant Instalment, had such instalment been paid in cash, be allotted such additional nominal amount of preference shares of the class in question, credited as fully paid, as is equal to an amount determined by multiplying the cash amount of the Relevant Instalment that would have been payable to him, had such instalment been payable in cash (exclusive of any associated tax credit) by a factor to be determined by the Directors prior to allotment of the Relevant Shares. The Company shall not issue fractions of a preference share of any class (“Fractional Shares”) on any such allotment of additional preference shares. In lieu of any Fractional Shares each holder of Relevant Shares otherwise entitled to receive a Fractional Share shall receive a payment in cash equal to such holder’s proportionate interest in the net proceeds from the sale or sales in the open market by the Company, on behalf of all such holders, of the aggregate of the preference shares of the relevant class equal in nominal amount to the aggregate amount of all Fractional Shares of the relevant class otherwise payable as a dividend rounded down to the nearest integral multiple of the par value of such preference shares, provided that the Company shall not be obliged to make any such payment where the entitlement of the relevant holder is less than US$10. Such sale shall be effected promptly after the record date fixed for determining the holders entitled to payment of the Preference Dividend. A holder receiving an allotment of additional preference shares in terms of this sub-paragraph shall not be entitled to receive any part of the Relevant Instalment relating to Relevant Shares of that class in cash;

(iv)	For the purpose of paying up preference shares to be allotted on any occasion pursuant to this sub-paragraph, the Directors shall capitalise out of the sums standing to the credit of the profit and loss account of the Company and/or to the credit of the Company’s reserve accounts available for the purpose, as the Directors may determine (including any reserve denominated in euro and permitted by law to be so appropriated), a sum equal to the aggregate nominal amount of the additional preference shares then to be allotted and shall apply the same in paying up in full the appropriate amount of unissued preference shares of the class or classes in question. Any such capitalisation shall be deemed to be authorised by the resolution adopting this Article and the provisions of Article 131 shall apply mutatis mutandis to any such capitalisation;

(v)	The additional preference shares so allotted shall rank pari passu in all respects with the fully paid Relevant Shares of the same class then in issue save only as regards participation in the Relevant Instalment;

(f)	The Directors shall undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of sub-paragraph (e). In particular, but without limitation, the Directors shall maintain sufficient unissued share capital available and sufficient authority under Section 20 of the Companies (Amendment) Act, 1983 to enable additional preference shares to be allotted. If any additional preference shares falling to be allotted pursuant to such sub-paragraph cannot be allotted by reason of any insufficiency in the Company’s authorised share capital or in the amount of relevant securities which the Directors are authorised to allot in accordance with Section 20 of the Companies (Amendment) Act, 1983, the Directors shall convene a General Meeting to be held as soon as practicable, for the purpose of considering a resolution or resolutions effecting an appropriate increase in the authorised share capital and granting the Directors appropriate authority to allot relevant securities. The Dollar Preference Shares shall not confer the right to participate in any issue of shares on capitalisation of reserves except as provided in sub-paragraph (e) above.

(C)	Capital

(1)	On a winding up of, or other return of capital (other than on a redemption of shares of any class in the capital of the Company) by, the Company, the Dollar Preference Shareholders shall in respect of the Dollar Preference Shares held by them be entitled to receive in US Dollars, out of the surplus assets available for distribution to the Company’s members, an amount equal to the amount paid up or credited as paid up on the Dollar Preference Shares (including any premium paid to the Company in respect thereof).

(2)	In addition to the amount repayable on the Dollar Preference Shares pursuant to sub-paragraph (1) above there shall be payable:-

(a)	a sum equal to the amount of any Preference Dividend which is due for payment after the date of commencement of the winding up or other return of capital but which is payable in respect of a period ending on or before such date and the amount of any Preference Dividend which would have been payable by the Company in accordance with paragraph (B) of this Article in respect of the period commencing with the fixed dividend payment date which shall most recently have occurred prior to the winding up of the Company or the date of return of capital, as the case may be, and ending with the date of such return of capital, whether on a winding up or otherwise, as though such period had been one in relation to which an instalment of the Preference Dividend would have been payable pursuant to paragraph (B), but subject always to the provisions of sub-paragraphs (2) (b), (c) and (d) of paragraph (B); and

(b)	subject thereto, such premium (if any) as may be determined by the Directors prior to allotment thereof (and so that the Directors may determine that such premium is payable only in specified circumstances and/or that such premium shall be of variable amount depending on the timing and circumstances of such return of capital).

(3)	The amounts payable or repayable under sub-paragraphs (1) and (2) of this paragraph (C) in the event of a winding up of, or other return of capital (other than on a redemption of shares of any class in the capital of the Company) by, the Company, shall be so paid pari passu with any amounts payable or repayable in that event upon or in respect of any further preference shares of the Company ranking pari passu with the Dollar Preference Shares as regards repayment of capital, and shall be so paid in priority to any repayment of capital on any other class of shares of the Company. The Dollar Preference Shareholders shall not be entitled in respect of the Dollar Preference Shares held by them to any further or other right of participation in the assets of the Company (and Article 151 shall be construed accordingly).

(D)	Redemption

(1)	Unless otherwise determined by the Directors in relation to any particular Dollar Preference Shares prior to allotment thereof, the Dollar Preference Shares shall, subject to the provisions of the Acts, be redeemable at the option of the Company. In the case of any particular Dollar Preference Shares which are to be so redeemable:-

(a)	such shares shall be redeemable at par together with the sum which would have been payable pursuant to paragraph (C) of this Article (other than sub-paragraph (C) (2) (b)) if the date fixed for redemption had been the date of a return of capital on a winding up of the Company;

(b)	such shares shall be redeemable during such period as the Directors shall prior to allotment thereof determine, commencing with the first date on which a dividend is payable on such shares or with such later date as the Directors shall prior to allotment thereof determine; and

(c)	prior to allotment of such shares, the Directors shall determine whether the Company may redeem (i) all (but not merely some) of such shares or (ii) all or any of such shares, and the basis on which any necessary selection of such shares for redemption is to be made from time to time.

(2)	The Company shall give to the holders of the Dollar Preference Shares to be redeemed not less than 30 days’ and not more than 60 days’ notice in writing of the date on which such redemption is to be effected. Such notice shall specify the redemption date and the place at which the certificates for such Dollar Preference Shares are to be presented for redemption and upon such date each of such holders shall be bound to deliver to the Company at such place the certificates for such of those Dollar Preference Shares as are held by him. Upon such delivery, the Company shall pay to such holder the amount due to him in respect of such redemption and shall cancel the certificates so delivered. If any such certificate includes any Dollar Preference Shares not redeemable on that occasion, a fresh certificate for such shares shall be issued to the holder without charge upon cancellation of the existing certificate.

(3)	As from the date fixed for redemption, no Preference Dividend shall be payable on the Dollar Preference Shares to be redeemed except on any such shares in respect of which, upon due presentation of the certificate relating thereto, payment of the moneys due at such redemption shall be improperly refused, in which event, the Preference Dividend shall continue to accrue on and from the date fixed for redemption down to, but not including, the date of payment of such redemption moneys.

(4)	The receipt of the registered holder for the time being of any Dollar Preference Shares or, in the case of joint registered holders, the receipt of any of them for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(5)	Upon the redemption of any Dollar Preference Share or Shares, the Directors may (pursuant to the authority given by the passing of the resolution to adopt this Article) consolidate and divide and/or sub-divide the authorised preference share capital existing as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) and in the same currency as the Dollar Preference Shares so redeemed or into unclassified shares of the same nominal amount and in the same currency as the Dollar Preference Shares so redeemed (and so that the provisions of Article 51 shall, where relevant, apply to any such consolidation and division or sub-division).

(E)	Voting

(1)	The Dollar Preference Shareholders shall be entitled to receive notice of any General Meeting of the Company and a copy of every circular or other like document sent out by the Company to the holders of Ordinary Shares and to attend any General Meeting of the Company but shall not, in respect of the Dollar Preference Shares, be entitled to speak or vote upon any resolution other than:-

(a)	a resolution for winding up the Company; or

(b)	a resolution varying, altering or abrogating any of the rights, privileges, limitations or restrictions attached to the Dollar Preference Shares;

unless at the date of such meeting the most recent instalment of the Preference Dividend due to be paid prior to such meeting shall not have been paid in cash in which event the Dollar Preference Shareholders shall be entitled to speak and vote on all resolutions proposed at such meeting. For the avoidance of doubt, unless otherwise provided by its terms of issue and without prejudice to the rights attached to the Dollar Preference Shares to participate in any return of capital, the rights attached to any Dollar Preference Share shall not be deemed to be varied, altered or abrogated by a reduction in any share capital ranking as regards participation in the profits and assets of the Company pari passu with or after such Dollar Preference Shares or by any redemption of any such share capital, unless, in either of the foregoing cases, the then most recent dividend due to be paid on each class of preference share in the capital of the Company prior to such reduction or redemption shall not have been paid in cash.

(2) (a)	At a separate General Meeting of the Dollar Preference Shareholders, on a show of hands each Dollar Preference Shareholder present in person shall have one vote and on a poll each Dollar Preference Shareholder present in person or by proxy shall have one vote in respect of each US$1 of Dollar Preference Share capital held by him; and

(b)	Whenever the Dollar Preference Shareholders are entitled to vote at a General Meeting of the Company then, on a show of hands, each Dollar Preference Shareholder present in person shall have one vote and on a poll each Dollar Preference Shareholder present in person or by proxy shall have such number of votes in respect of each Dollar Preference Share held by him as the Directors may determine prior to the allotment of such shares.

(3)	On a relevant requisition given in accordance with the provisions of sub-paragraph (4) below, the Directors shall procure that an Extraordinary General Meeting of the Company shall be convened forthwith.

(4)	A “relevant requisition” is a requisition:-

(a)	which has been signed by or on behalf of the holders of a majority of the Dollar Preference Shares in issue at the date of such requisition; and

(b)	which states the objects of the meeting to be convened;

and a relevant requisition may consist of several documents in like form each signed by or on behalf of one or more of the requisitionists.

(5)	The right to requisition a General Meeting of the Company contained in this paragraph (E) shall be exercisable only at a time when the most recent instalment of the Preference Dividend due to be paid prior to such requisition shall not have been paid in cash.

(6)	The Directors shall procure that, on any resolution at a General Meeting of the Company upon which the Dollar Preference Shareholders are entitled to vote and on each resolution at a separate General Meeting of the Dollar Preference Shareholders, a poll is demanded by the Chairman of such meeting in accordance with these Articles.

(F)	Restriction on Capitalisations and Issues of Securities

The following shall apply in relation to any particular Dollar Preference Shares (the “Relevant Dollar Preference Shares”) if so determined by the Directors prior to allotment thereof. Save with the written consent of the holders of not less than 66 2/3% in nominal value of the Relevant Dollar Preference Shares, or with the sanction of a resolution passed at a separate General Meeting of the holders of the Relevant Dollar Preference Shares where holders of not less than 66 2/3% in nominal value of the Relevant Dollar Preference Shares have voted in favour of such resolution, the Directors shall not (i) pursuant to Articles 130 and 131 capitalise any part of the amounts available for distribution and referred to in such Articles if after such capitalisation the aggregate of such amounts would be less than a multiple, determined by the Directors prior to the allotment of the Relevant Dollar Preference Shares, of the aggregate amount of the annual dividends (exclusive of any associated tax credit) payable on the Dollar Preference Shares then in issue and any other preference shares then in issue ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Company, pari passu with or in priority to the Relevant Dollar Preference Shares, or (ii) authorise or create, or increase the amount of, any shares of any class or any security convertible into the shares of any class ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Company, in priority to the Relevant Dollar Preference Shares.

(G)	Further Preference Shares

The Company may from time to time create and issue further preference shares ranking as regards participation in the profits and assets of the Company pari passu with the Dollar Preference Shares and so that any such further preference shares may be denominated in any currency and may carry as regards participation in the profits and assets of the Company rights identical in all respects to those attaching to the Dollar Preference Shares or rights differing therefrom in any respect including, but without prejudice to the generality of the foregoing:-

(1)	the rate of dividend may differ and the dividend may be cumulative or non-cumulative;

(2)	the periods by reference to which dividend is payable may differ;

(3)	a premium may be payable on a return of capital or there may be no such premium;

(4)	the further preference shares may be redeemable at the option of the Company or the holder or may be non-redeemable or may be redeemable at different dates and on different terms from those applying to the Dollar Preference Shares; and

(5)	the further preference shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Dollar Preference Shares, in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

The creation or issue of, or the variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to, any shares of the Company ranking after the Dollar Preference Shares as regards participation in the profits and assets of the Company and, provided that, on the date of such creation or issue, the most recent instalment of the dividend due to be paid on each class of preference share in the capital of the Company prior to such date shall have been paid in cash, the creation or issue of further preference shares ranking pari passu with the Dollar Preference Shares as provided for above shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attached to the Dollar Preference Shares. If any further preference shares of the Company shall have been issued, then any subsequent variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to any of such further preference shares shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the Dollar Preference Shares provided that the rights attaching to such further preference shares thereafter shall be such that the creation and issue by the Company of further preference shares carrying those rights would have been permitted under this paragraph.

(H)	Variation of Class Rights

Subject to the Acts and without prejudice to Article 5 (b), the rights, privileges, limitations or restrictions attached to the Dollar Preference Shares (or any class thereof) may be varied, altered or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding up, with the written consent of the holders of not less than 66 2/3% in nominal value of such class of shares or with the sanction of a resolution passed at a class meeting of holders of such classes of shares provided that the holders of not less than 66 2/3% in nominal value of such class of shares vote in favour of such resolution.

4B.	The rights attaching to the Sterling Preference Shares shall be as follows:—

(A)	General

The Sterling Preference Shares shall rank pari passu inter se and with the Dollar Preference Shares, the euro Preference Shares and the Yen Preference Shares as regards the right to receive dividends and the rights on a winding up of, or other return of capital by, the Company. Notwithstanding the provisions of Article 5 and subject as provided in paragraphs (B) to (G) of this Article, the Sterling Preference Shares may be issued with such rights and privileges, and subject to such restrictions and limitations, as the Directors shall determine in the resolution approving the issue of such shares and in particular (but without prejudice to the generality of the foregoing), the Directors may (without prejudice to the authority conferred by sub-paragraph (D) (5) of this Article), pursuant to the authority given by the passing of the resolution to adopt this Article, consolidate and divide and/or sub-divide any Sterling Preference Shares into shares of a larger or smaller amount (and so that the provisions of Article 51 shall, where relevant, apply to any such consolidation, division or sub-division). Whenever the Directors have power under this Article to determine any of the rights, privileges, limitations or restrictions attached to any of the Sterling Preference Shares, the rights, privileges, limitations or restrictions so determined need not be the same as those attached to the Sterling Preference Shares which have then been allotted or issued. Without prejudice to Article 5(c), each issue of Sterling Preference Shares carrying rights, privileges, limitations or restrictions that are not the same as those attached to the Sterling Preference Shares which have then been allotted or issued shall constitute a separate class of shares.

(B)	Income

(1)	The Sterling Preference Shares shall (subject to the further provisions of this paragraph) entitle the holders thereof (the “Sterling Preference Shareholders”) to receive a non-cumulative preferential dividend (the “Preference Dividend”), which shall be calculated at such annual rate (whether fixed or variable) and shall be payable on such dates and on such other terms and conditions as may be determined by the Directors prior to allotment thereof.

(2)	The following shall apply in relation to any particular Sterling Preference Shares (the “Relevant Sterling Preference Shares”) if so determined by the Directors prior to the allotment thereof:-

(a)	The Relevant Sterling Preference Shares shall rank as regards the right to receive dividends pari passu with the Dollar Preference Shares, the euro Preference Shares and the Yen Preference Shares and with any further preference shares created and issued pursuant to sub-paragraph (e) below and otherwise in priority to any Ordinary Shares in the capital of the Company;

(b)	If, on any date on which an instalment of the Preference Dividend would fall to be paid under sub-paragraph (B) (1) above on any Relevant Sterling Preference Shares, the distributable profits and distributable reserves of the Company are together insufficient to enable payment in full to be made of such instalment and, if applicable, of any instalments of dividends payable on such date on any other preference shares ranking pari passu with the Relevant Sterling Preference Shares as regards dividend, then none of the said instalments shall be paid. If it shall subsequently appear that any instalment of the Preference Dividend or of any such other preferential dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then, provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

(c)	Where any instalment of the Preference Dividend on any Relevant Sterling Preference Shares is payable, the Directors shall, subject to sub-paragraph (b) above, resolve to make payment of such instalment in cash, provided however that such instalment shall not be payable in cash if, in the judgement of the Directors, after consultation with the Central Bank of Ireland, the payment of such instalment in cash would breach or cause a breach of the Central Bank of Ireland’s capital adequacy requirements from time to time applicable to the Company;

(d)	Subject to the right to be allotted additional Sterling Preference Shares in accordance with sub-paragraph (e) below, the Relevant Sterling Preference Shares shall carry no further right to participate in the profits and reserves of the Company other than the Preference Dividend and if on any occasion an instalment of the Preference Dividend is not paid in cash for the reasons described in sub-paragraph (b) or sub-paragraph (c) above, the Sterling Preference Shareholders shall have no claim in respect of such instalment;

(e) (i)	The provisions of this sub-paragraph shall apply where any instalment of the Preference Dividend payable on a particular date on the Relevant Sterling Preference Shares is, for the reasons specified in sub-paragraph (b) or sub-paragraph (c) above, not to be paid in cash and the amount (if any) standing to the credit of the profit and loss account of the Company together with the amount of the reserves of the Company available for the purpose are sufficient to enable the allotments of additional preference shares referred to in the further provisions of this sub-paragraph to be made in full;

(ii)	For the purposes of this sub-paragraph:-

“Relevant Shares” means Relevant Sterling Preference Shares and any preference shares of the Company carrying similar rights to those set out in this sub-paragraph (e) and ranking pari passu with the Relevant Sterling Preference Shares as regards dividend in respect of which an instalment of preference dividend which would have been payable on the same date as a Relevant Instalment on Relevant Sterling Preference Shares is not to be paid in cash; and

“Relevant Instalment” means an instalment of preference dividend which is not to be paid in cash on Relevant Shares on any occasion for the reasons specified in sub-paragraph (b) or sub-paragraph (c) above;

and, where a member holds Relevant Shares of more than one class, the provisions of this sub-clause shall be interpreted and applied separately in respect of each class of Relevant Shares held by him;

(iii)	Each holder of Relevant Shares shall, on the date for payment of the Relevant Instalment, had such instalment been paid in cash, be allotted such additional nominal amount of preference shares of the class in question, credited as fully paid, as is equal to an amount determined by multiplying the cash amount of the Relevant Instalment that would have been payable to him, had such instalment been payable in cash, (exclusive of any associated tax credit) by a factor to be determined by the Directors prior to allotment of the Relevant Shares. The Company shall not issue fractions of a preference share of any class (“Fractional Shares”) on any such allotment of additional preference shares. In lieu of any Fractional Shares each holder of Relevant Shares otherwise entitled to receive a Fractional Share shall receive a payment in cash equal to such holder’s proportionate interest in the net proceeds from the sale or sales in the open market by the Company, on behalf of all such holders, of the aggregate of the preference shares of the relevant class equal in nominal amount to the aggregate amount of all Fractional Shares of the relevant class otherwise payable as a dividend rounded down to the nearest integral multiple of the par value of such preference shares, provided that the Company shall not be obliged to make any such payment where the entitlement of the relevant holder is less than Stg£4. Such sale shall be effected promptly after the record date fixed for determining the holders entitled to payment of the Preference Dividend. A holder receiving an allotment of additional preference shares in terms of this sub-paragraph shall not be entitled to receive any part of the Relevant Instalment relating to Relevant Shares of that class in cash;

(iv)	For the purpose of paying up preference shares to be allotted on any occasion pursuant to this sub-paragraph, the Directors shall capitalise out of the sums standing to the credit of the profit and loss account of the Company and/or to the credit of the Company’s reserve accounts available for the purpose, as the Directors may determine (including any reserve denominated in euro and permitted by law to be so appropriated), a sum equal to the aggregate nominal amount of the additional preference shares then to be allotted and shall apply the same in paying up in full the appropriate amount of unissued preference shares of the class or classes in question. Any such capitalisation shall be deemed to be authorised by the resolution adopting this Article and the provisions of Article 131 shall apply mutatis mutandis to any such capitalisation;

(v)	The additional preference shares so allotted shall rank pari passu in all respects with the fully paid Relevant Shares of the same class then in issue save only as regards participation in the Relevant Instalment;

(f)	The Directors shall undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of sub-paragraph (e). In particular, but without limitation, the Directors shall maintain sufficient unissued share capital available and sufficient authority under Section 20 of the Companies (Amendment) Act, 1983 to enable additional preference shares to be allotted. If any additional preference shares falling to be allotted pursuant to such sub-paragraph cannot be allotted by reason of any insufficiency in the Company’s authorised share capital or in the amount of relevant securities which the Directors are authorised to allot in accordance with Section 20 of the Companies (Amendment) Act, 1983, the Directors shall convene a General Meeting to be held as soon as practicable, for the purpose of considering a resolution or resolutions effecting an appropriate increase in the authorised share capital and granting the Directors appropriate authority to allot relevant securities. The Sterling Preference Shares shall not confer the right to participate in any issue of shares on capitalisation of reserves except as provided in sub-paragraph (e) above.

(C)	Capital

(1)	On a winding up of, or other return of capital (other than on a redemption of shares of any class in the capital of the Company) by, the Company, the Sterling Preference Shareholders shall in respect of the Sterling Preference Shares held by them be entitled to receive in Sterling, out of the surplus assets available for distribution to the Company’s members, an amount equal to the amount paid up or credited as paid up on the Sterling Preference Shares (including any premium paid to the Company in respect thereof).

(2)	In addition to the amount repayable on the Sterling Preference Shares pursuant to sub-paragraph (1) above there shall be payable:-

(a)	a sum equal to the amount of any Preference Dividend which is due for payment after the date of commencement of the winding up or other return of capital but which is payable in respect of a period ending on or before such date and the amount of any Preference Dividend which would have been payable by the Company in accordance with paragraph (B) of this Article in respect of the period commencing with the fixed dividend payment date which shall most recently have occurred prior to the winding up of the Company or the date of return of capital, as the case may be, and ending with the date of such return of capital, whether on a winding up or otherwise, as though such period had been one in relation to which an instalment of the Preference Dividend would have been payable pursuant to paragraph (B), but subject always to the provisions of sub-paragraphs (2) (b), (c) and (d) of paragraph (B); and

(b)	subject thereto, such premium (if any) as may be determined by the Directors prior to allotment thereof (and so that the Directors may determine that such premium is payable only in specified circumstances and/or that such premium shall be of variable amount depending on the timing and circumstances of such return of capital).

(3)	The amounts payable or repayable under sub-paragraphs (1) and (2) of this paragraph (C) in the event of a winding up of, or other return of capital (other than on a redemption of shares of any class in the capital of the Company) by, the Company, shall be so paid pari passu with any amounts payable or repayable in that event upon or in respect of any further preference shares of the Company ranking pari passu with the Sterling Preference Shares as regards repayment of capital, and shall be so paid in priority to any repayment of capital on any other class of shares of the Company. The Sterling Preference Shareholders shall not be entitled in respect of the Sterling Preference Shares held by them to any further or other right of participation in the assets of the Company (and Article 151 shall be construed accordingly).

(D)	Redemption

(1)	Unless otherwise determined by the Directors in relation to any particular Sterling Preference Shares prior to allotment thereof, the Sterling Preference Shares shall, subject to the provisions of the Acts, be redeemable at the option of the Company. In the case of any particular Sterling Preference Shares which are to be so redeemable:-

(a)	such shares shall be redeemable at par together with the sum which would have been payable pursuant to paragraph (C) of this Article (other than sub-paragraph (C) (2) (b)) if the date fixed for redemption had been the date of a return of capital on a winding up of the Company;

(b)	such shares shall be redeemable during such period as the Directors shall prior to allotment thereof determine, commencing with the first date on which a dividend is payable on such shares or with such later date as the Directors shall prior to allotment thereof determine; and

(c)	prior to allotment of such shares, the Directors shall determine whether the Company may redeem (i) all (but not merely some) of such shares or (ii) all or any of such shares, and the basis on which any necessary selection of such shares for redemption is to be made from time to time.

(2)	The Company shall give to the holders of the Sterling Preference Shares to be redeemed not less than 30 days’ and not more than 60 days’ notice in writing of the date on which such redemption is to be effected. Such notice shall specify the redemption date and the place at which the certificates for such Sterling Preference Shares are to be presented for redemption and upon such date each of such holders shall be bound to deliver to the Company at such place the certificates for such of those Sterling Preference Shares as are held by him. Upon such delivery, the Company shall pay to such holder the amount due to him in respect of such redemption and shall cancel the certificates so delivered. If any such certificate includes any Sterling Preference Shares not redeemable on that occasion, a fresh certificate for such shares shall be issued to the holder without charge upon cancellation of the existing certificate.

(3)	As from the date fixed for redemption, no Preference Dividend shall be payable on the Sterling Preference Shares to be redeemed except on any such shares in respect of which, upon due presentation of the certificate relating thereto, payment of the moneys due at such redemption shall be improperly refused, in which event, the Preference Dividend shall continue to accrue on and from the date fixed for redemption down to, but not including, the date of payment of such redemption moneys.

(4)	The receipt of the registered holder for the time being of any Sterling Preference Shares or, in the case of joint registered holders, the receipt of any of them for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(5)	Upon the redemption of any Sterling Preference Share or Shares, the Directors may (pursuant to the authority given by the passing of the resolution to adopt this Article) consolidate and divide and/or sub-divide the authorised preference share capital existing as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) and in the same currency as the Sterling Preference Shares so redeemed or into unclassified shares of the same nominal amount and in the same currency as the Sterling Preference Shares so redeemed (and so that the provisions of Article 51 shall, where relevant, apply to any such consolidation and division or sub-division).

(E)	Voting

(1)	The Sterling Preference Shareholders shall be entitled to receive notice of any General Meeting of the Company and a copy of every circular or other like document sent out by the Company to the holders of Ordinary Shares and to attend any General Meeting of the Company but shall not, in respect of the Sterling Preference Shares, be entitled to speak or vote upon any resolution other than:-

(a)	a resolution for winding up the Company; or

(b)	a resolution varying, altering or abrogating any of the rights, privileges, limitations or restrictions attached to the Sterling Preference Shares;

unless at the date of such meeting the most recent instalment of the Preference Dividend due to be paid prior to such meeting shall not have been paid in cash in which event the Sterling Preference Shareholders shall be entitled to speak and vote on all resolutions proposed at such meeting. For the avoidance of doubt, unless otherwise provided by its terms of issue and without prejudice to the rights attached to the Sterling Preference Shares to participate in any return of capital, the rights attached to any Sterling Preference Share shall not be deemed to be varied, altered or abrogated by a reduction in any share capital ranking as regards participation in the profits and assets of the Company pari passu with or after such Sterling Preference Shares or by any redemption of any such share capital, unless, in either of the foregoing cases, the then most recent dividend due to be paid on each class of preference share in the capital of the Company prior to such reduction or redemption shall not have been paid in cash.

(2) (a)	At a separate General Meeting of the Sterling Preference Shareholders, on a show of hands each Sterling Preference Shareholder present in person shall have one vote and on a poll each Sterling Preference Shareholder present in person or by proxy shall have one vote in respect of each Stg£1 of Sterling Preference Share capital held by him; and

(b)	Whenever the Sterling Preference Shareholders are entitled to vote at a General Meeting of the Company then, on a show of hands, each Sterling Preference Shareholder present in person shall have one vote and on a poll each Sterling Preference Shareholder present in person or by proxy shall have such number of votes in respect of each Sterling Preference Share held by him as the Directors may determine prior to the allotment of such shares.

(3)	On a relevant requisition given in accordance with the provisions of sub-paragraph (4) below, the Directors shall procure that an Extraordinary General Meeting of the Company shall be convened forthwith.

(4)	A “relevant requisition” is a requisition:-

(a)	which has been signed by or on behalf of the holders of a majority of the Sterling Preference Shares in issue at the date of such requisition; and

(b)	which states the objects of the meeting to be convened;

and a relevant requisition may consist of several documents in like form each signed by or on behalf of one or more of the requisitionists.

(5)	The right to requisition a General Meeting of the Company contained in this paragraph (E) shall be exercisable only at a time when the most recent instalment of the Preference Dividend due to be paid prior to such requisition shall not have been paid in cash.

(6)	The Directors shall procure that, on any resolution at a General Meeting of the Company upon which the Sterling Preference Shareholders are entitled to vote and on each resolution at a separate General Meeting of the Sterling Preference Shareholders, a poll is demanded by the Chairman of such meeting in accordance with these Articles.

(F)	Restriction on Capitalisations and issues of Securities

The following shall apply in relation to any particular Sterling Preference Shares (the “Relevant Sterling Preference Shares”) if so determined by the Directors prior to allotment thereof. Save with the written consent of the holders of not less than 66 2/3% in nominal value of the Relevant Sterling Preference Shares, or with the sanction of a resolution passed at a separate General Meeting of the holders of the Relevant Sterling Preference Shares where the holders of not less than 66 2/3% in nominal value of the Relevant Sterling Preference Shares have voted in favour of such resolution, the Directors shall not (i) pursuant to Articles 130 and 131 capitalise any part of the amounts available for distribution and referred to in such Articles if after such capitalisation the aggregate of such amounts would be less than a multiple, determined by the Directors prior to the allotment of the Relevant Sterling Preference Shares, of the aggregate amount of the annual dividends (exclusive of any associated tax credit) payable on the Sterling Preference Shares then in issue and any other preference shares then in issue ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Company, pari passu with or in priority to the Relevant Sterling Preference Shares, or (ii) authorise or create, or increase the amount of, any shares of any class or any security convertible into the shares of any class ranking as regards the right to receive dividends or the rights on winding up of or other return of capital by, the Company, in priority to the Relevant Sterling Preference Shares.

(G)	Further Preference Shares

The Company may from time to time create and issue further preference shares ranking as regards participation in the profits and assets of the Company pari passu with the Sterling Preference Shares and so that any such further preference shares may be denominated in any currency and may carry as regards participation in the profits and assets of the Company rights identical in al! respects to those attaching to the Sterling Preference Shares or rights differing therefrom in any respect including, but without prejudice to the generality of the foregoing:-

(1)	the rate of dividend may differ and the dividend may be cumulative or non-cumulative;

(2)	the periods by reference to which dividend is payable may differ;

(3)	a premium may be payable on a return of capital or there may be no such premium;

(4)	the further preference shares may be redeemable at the option of the Company or the holder or may be non-redeemable or may be redeemable at different dates and on different terms from those applying to the Sterling Preference Shares; and

(5)	the further preference shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Sterling Preference Shares, in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

The creation or issue of, or the variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to, any shares of the Company ranking after the Sterling Preference Shares as regards participation in the profits and assets of the Company and, provided that, on the date of such creation or issue, the most recent instalment of the dividend due to be paid on each class of preference share in the capital of the Company prior to such date shall have been paid in cash, the creation or issue of further preference shares ranking pari passu with the Sterling Preference Shares as provided for above shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attached to the Sterling Preference Shares. If any further preference shares of the Company shall have been issued, then any subsequent variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to any of such further preference shares shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the Sterling Preference Shares provided that the rights attaching to such further preference shares thereafter shall be such that the creation and issue by the Company of further preference shares carrying those rights would have been permitted under this paragraph.

4C.	The rights attaching to the euro Preference Shares shall be as follows:-

(A)	General

The euro Preference Shares shall rank pari passu inter se and with the Dollar Preference Shares, the Sterling Preference Shares and the Yen Preference Shares as regards the right to receive dividends and the rights on a winding up of, or other return of capital by, the Company. Notwithstanding the provisions of Article 5 and subject as provided in paragraphs (B) to (G) of this Article, the euro Preference Shares may be issued with such rights and privileges, and subject to such restrictions and limitations, as the Directors shall determine in the resolution approving the issue of such shares and in particular (but without prejudice to the generality of the foregoing), the Directors may (without prejudice to the authority conferred by sub-paragraph (D) (5) of this Article), pursuant to the authority given by the passing of the resolution to adopt this Article, consolidate and divide and/or sub-divide any euro Preference Shares into shares of a larger or smaller amount (and so that the provisions of Article 51 shall, where relevant, apply to any such consolidation, division or sub-division). Whenever the Directors have power under this Article to determine any of the rights, privileges, limitations or restrictions attached to any of the euro Preference Shares, the rights, privileges, limitations or restrictions so determined need not be the same as those attached to the euro Preference Shares which have then been allotted or issued. Without prejudice to Article 5(d), each issue of euro Preference Shares carrying rights, privileges, limitations or restrictions that are not the same as those attached to the euro Preference Shares which have then been allotted or issued shall constitute a separate class of shares.

(B)	Income

(1)	The euro Preference Shares shall (subject to the further provisions of this paragraph) entitle the holders thereof (the “euro Preference Shareholders”) to receive a non-cumulative preferential divided (the “Preference Dividend”), which shall be calculated at such annual rate (whether fixed or variable) and shall be payable on such dates and on such other terms and conditions as may be determined by the Directors prior to allotment thereof.

(2)	The following shall apply in relation to any particular euro Preference Shares (the “Relevant euro Preference Shares”) if so determined by the Directors prior to the allotment thereof:-

(a)	The Relevant euro Preference Shares shall rank as regards the right to receive dividends pari passu with the Dollar Preference Shares, the Sterling Preference Shares and the Yen Preference Shares and with any further preference shares created and issued pursuant to sub-paragraph (e) below and otherwise in priority to any Ordinary Shares in the capital of the Company;

(b)

If, on any date on which an instalment of the Preference Dividend would fall to be paid under sub-paragraph (B) (1) above on any Relevant euro Preference Shares, the distributable profits and distributable reserves of the Company are together insufficient to enable payment in full to be made of such instalment and, if applicable, of any instalments of dividends payable on such date on any other preference shares ranking pari passu with the

Relevant euro Preference Shares as regards dividend, then none of the said instalments shall be paid. If it shall subsequently appear that any instalment of the Preference Dividend or of any such other preferential dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then, provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

(c)	Where any instalment of the Preference Dividend on any Relevant euro Preference Shares is payable, the Directors shall, subject to sub-paragraph (b) above, resolve to make payment of such instalment in cash, provided however that such instalment shall not be payable in cash if, in the judgement of the Directors, after consultation with the Central Bank of Ireland, the payment of such instalment in cash would breach or cause a breach of the Central Bank of Ireland’s capital adequacy requirements from time to time applicable to the Company;

(d)	Subject to the right to be allotted additional euro Preference Shares in accordance with sub-paragraph (e) below, the Relevant euro Preference Shares shall carry no further right to participate in the profits and reserves of the Company other than the Preference Dividend and if on any occasion an instalment of the Preference Dividend is not paid in cash for the reasons described in sub-paragraph (b) or sub-paragraph (c) above, the euro Preference Shareholders shall have no claim in respect of such instalment;

(e) (i)	The provisions of this sub-paragraph shall apply where any instalment of the Preference Dividend payable on a particular date on the Relevant euro Preference Shares is, for the reasons specified in sub-paragraph (b) or sub-paragraph (c) above, not to be paid in cash and the amount (if any) standing to the credit of the profit and loss account of the Company together with the amount of the reserves of the Company available for the purpose are sufficient to enable the allotments of additional preference shares referred to in the further provisions of this sub-paragraph to be made in full;

(ii)	For the purposes of this sub-paragraph:-

“Relevant Shares” means Relevant euro Preference Shares and any preference shares of the Company carrying similar rights to those set out in this sub-paragraph (e) and ranking pari passu with the Relevant euro Preference Shares as regards dividend in respect of which an instalment of preference dividend which would have been payable on the same date as a Relevant Instalment on Relevant euro Preference Shares is not to be paid in cash; and

“Relevant Instalment” means an instalment of preference dividend which is not to be paid in cash on Relevant Shares on any occasion for the reasons specified in sub-paragraph (b) or sub-paragraph (c) above;

and, where a member holds Relevant Shares of more than one class, the provisions of this sub-clause shall be interpreted and applied separately in respect of each class of Relevant Shares held by him;

(iii)	Each holder of Relevant Shares shall, on the date for payment of the Relevant Instalment, had such instalment been paid in cash, be allotted such additional nominal amount of preference shares of the class in question, credited as fully paid, as is equal to an amount determined by multiplying the cash amount of the Relevant Instalment that would have been payable to him, had such instalment been payable in cash, (exclusive of any associated tax credit) by a factor to be determined by the Directors prior to allotment of the Relevant Shares. The Company shall not issue fractions of a preference share of any class (“Fractional Shares”) on any such allotment of additional preference shares. In lieu of any Fractional Shares each holder of Relevant Shares otherwise entitled to receive a Fractional Share shall receive a payment in cash equal to such holder’s proportionate interest in the net proceeds from the sale or sales in the open market by the Company, on behalf of all such holders, of the aggregate of the preference shares of the relevant class equal in nominal amount to the aggregate amount of all Fractional Shares of the relevant class otherwise payable as a dividend rounded down to the nearest integral multiple of the par value of such preference shares, provided that the Company shall not be obliged to make any such payment where the entitlement of the relevant holder is less than €6.35. Such sale shall be effected promptly after the record date fixed for determining the holders entitled to payment of the Preference Dividend. A holder receiving an allotment of additional preference shares in terms of this sub-paragraph shall not be entitled to receive any part of the Relevant Instalment relating to Relevant Shares of that class in cash;

(iv)	For the purpose of paying up preference shares to be allotted on any occasion pursuant to this sub-paragraph, the Directors shall capitalise out of the sums standing to the credit of the profit and loss account of the Company and/or to the credit of the Company’s reserve accounts available for the purpose, as the Directors may determine, a sum equal to the aggregate nominal amount of the additional preference shares then to be allotted and shall apply the same in paying up in full the appropriate amount of unissued preference shares of the class or classes in question. Any such capitalisation shall be deemed to be authorised by the resolution adopting this Article and the provisions of Article 131 shall apply mutatis mutandis to any such capitalisation;

(v)	The additional preference shares so allotted shall rank pari passu in all respects with the fully paid Relevant Shares of the same class then in issue save only as regards participation in the Relevant Instalment;

(f)

The Directors shall undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of sub-paragraph (e). In particular, but without limitation, the Directors shall maintain sufficient unissued share capital available and sufficient authority under Section 20 of the Companies (Amendment) Act, 1983 to enable additional preference shares to be allotted. If any additional preference shares falling to be allotted pursuant to such sub-paragraph cannot be allotted by reason of any insufficiency in the Company’s authorised share capital or in the amount of relevant securities which the Directors are authorised to allot in accordance with Section 20 of the Companies (Amendment) Act, 1983, the Directors shall convene a General

Meeting to be held as soon as practicable, for the purpose of considering a resolution or resolutions effecting an appropriate increase in the authorised share capital and granting the Directors appropriate authority to allot relevant securities. The euro Preference Shares shall not confer the right to participate in any issue of shares on capitalisation of reserves except as provided in sub-paragraph (e) above.

(C)	Capital

(1)	On a winding up of, or other return of capital (other than on a redemption of shares of any class in the capital of the Company) by, the Company, the euro Preference Shareholders shall in respect of the euro Preference Shares held by them be entitled to receive in euro, out of the surplus assets available for distribution to the Company’s members, an amount equal to the amount paid up or credited as paid up on the euro Preference Shares (including any premium paid to the Company in respect thereof).

(2)	In addition to the amount repayable on the euro Preference Shares pursuant to sub-paragraph (1) above there shall be payable:-

(a)	a sum equal to the amount of any Preference Dividend which is due for payment after the date of commencement of the winding up or other return of capital but which is payable in respect of a period ending on or before such date and the amount of any Preference Dividend which would have been payable by the Company in accordance with paragraph (B) of this Article in respect of the period commencing with the fixed dividend payment date which shall most recently have occurred prior to the winding up of the Company or the date of return of capital, as the case may be, and ending with the date of such return of capital, whether on a winding up or otherwise, as though such period had been one in relation to which an instalment of the Preference Dividend would have been payable pursuant to paragraph (B), but subject always to the provisions of sub-paragraphs (2) (b), (c) and (d) of paragraph (B); and

(b)	subject thereto, such premium (if any) as may be determined by the Directors prior to allotment thereof (and so that the Directors may determine that such premium is payable only in specified circumstances and/or that such premium shall be of variable amount depending on the timing and circumstances of such return of capital).

(3)	The amounts payable or repayable under sub-paragraphs (1) and (2) of this paragraph (C) in the event of a winding up of, or other return of capital (other than on a redemption of shares of any class in the capital of the Company) by, the Company, shall be so paid pari passu with any amounts payable or repayable in that event upon or in respect of any further preference shares of the Company ranking pari passu with the euro Preference Shares as regards repayment of capital, and shall be so paid in priority to any repayment of capital on any other class of shares of the Company. The euro Preference Shareholders shall not be entitled in respect of the euro Preference Shares held by them to any further or other right of participation in the assets of the Company (and Article 151 shall be construed accordingly).

(D)	Redemption

(1)	Unless otherwise determined by the Directors in relation to any particular euro Preference Shares prior to allotment thereof, the euro Preference Shares shall, subject to the provisions of the Acts, be redeemable at the option of the Company. In the case of any particular euro Preference Shares which are to be so redeemable:-

(a)	such shares shall be redeemable at par together with the sum which would have been payable pursuant to paragraph (C) of this Article (other than sub-paragraph (C) (2) (b)) if the date fixed for redemption had been the date of a return of capital on a winding up of the Company;

(b)	such shares shall be redeemable during such period as the Directors shall prior to allotment thereof determine, commencing with the first date on which a dividend is payable on such shares or with such later date as the Directors shall prior to allotment thereof determine; and

(c)	prior to allotment of such shares, the Directors shall determine whether the Company may redeem (i) all {but not merely some) of such shares or (ii) all or any of such shares, and the basis on which any necessary selection of such shares for redemption is to be made from time to time.

(2)	The Company shall give to the holders of the euro Preference Shares to be redeemed not less than 30 days’ and not more than 60 days’ notice in writing of the date on which such redemption is to be effected. Such notice shall specify the redemption date and the place at which the certificates for such euro Preference Shares are to be presented for redemption and upon such date each of such holders shall be bound to deliver to the Company at such place the certificates for such of those euro Preference Shares as are held by him. Upon such delivery, the Company shall pay to such holder the amount due to him in respect of such redemption and shall cancel the certificates so delivered. If any such certificate includes any euro Preference Shares not redeemable on that occasion, a fresh certificate for such shares shall be issued to the holder without charge upon cancellation of the existing certificate.

(3)	As from the date fixed for redemption, no Preference Dividend shall be payable on the euro Preference Shares to be redeemed except on any such shares in respect of which, upon due presentation of the certificate relating thereto, payment of the moneys due at such redemption shall be improperly refused, in which event, the Preference Dividend shall continue to accrue on and from the date fixed for redemption down to, but not including, the date of payment of such redemption moneys.

(4)	The receipt of the registered holder for the time being of any euro Preference Shares or, in the case of joint registered holders, the receipt of any of them for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(5)	Upon the redemption of any euro Preference Share or Shares, the Directors may (pursuant to the authority given by the passing of the resolution to adopt this Article) consolidate and divide and/or sub-divide the authorised preference share capital existing as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) and in the same currency as the euro Preference Shares so redeemed or into unclassified shares of the same nominal amount and in the same currency as the euro Preference Shares so redeemed (and so that the provisions of Article 51 shall, where relevant, apply to any such consolidation and division or sub-division).

(E)	Voting

(1)	The euro Preference Shareholders shall be entitled to receive notice of any General Meeting of the Company and a copy of every circular or other like document sent out by the Company to the holders of Ordinary Shares and to attend any General Meeting of the Company but shall not, in respect of the euro Preference Shares, be entitled to speak or vote upon any resolution other than:-

(a)	a resolution for winding up the Company; or

(b)	a resolution varying, altering or abrogating any of the rights, privileges, limitations or restrictions attached to the euro Preference Shares;

unless at the date of such meeting the most recent instalment of the Preference Dividend due to be paid prior to such meeting shall not have been paid in cash in which event the euro Preference Shareholders shall be entitled to speak and vote on all resolutions proposed at such meeting. For the avoidance of doubt, unless otherwise provided by its terms of issue and without prejudice to the rights attached to the euro Preference Shares to participate in any return of capital, the rights attached to any euro Preference Share shall not be deemed to be varied, altered or abrogated by a reduction in any share capital ranking as regards participation in the profits and assets of the Company pari passu with or after such euro Preference Shares or by any redemption of any such share capital, unless, in either of the foregoing cases, the then most recent dividend due to be paid on each class of preference share in the capital of the Company prior to such reduction or redemption shall not have been paid in cash.

(2) (a)	At a separate General Meeting of the euro Preference Shareholders, on a show of hands each euro Preference Shareholder present in person shall have one vote and on a poll each euro Preference Shareholder present in person or by proxy shall have one vote in respect of each €1.27 of euro Preference Share capital held by him; and

(b)

Whenever the euro Preference Shareholders are entitled to vote at a General Meeting of the Company then, on a show of hands, each euro Preference Shareholder present in person shall have one vote and on a poll each euro

Preference Shareholder present in person or by proxy shall have such number of votes in respect of each euro Preference Share held by him as the Directors may determine prior to the allotment of such shares.

(3)	On a relevant requisition given in accordance with the provisions of sub- paragraph (4) below, the Directors shall procure that an Extraordinary General Meeting of the Company shall be convened forthwith.

(4)	A “relevant requisition” is a requisition:-

(a)	which has been signed by or on behalf of the holders of a majority of the euro Preference Shares in issue at the date of such requisition; and

(b)	which states the objects of the meeting to be convened;

and a relevant requisition may consist of several documents in like form each signed by or on behalf of one or more of the requisitionists.

(5)	The right to requisition a General Meeting of the Company contained in this paragraph (E) shall be exercisable only at a time when the most recent instalment of the Preference Dividend due to be paid prior to such requisition shall not have been paid in cash.

(6)	The Directors shall procure that, on any resolution at a General Meeting of the Company upon which the euro Preference Shareholders are entitled to vote and on each resolution at a separate General Meeting of the euro Preference Shareholders, a poll is demanded by the Chairman of such meeting in accordance with these Articles.

(F)	Restriction on Capitalisations and Issues of Securities

The following shall apply in relation to any particular euro Preference Shares (the “Relevant euro Preference Shares”) if so determined by the Directors prior to allotment thereof. Save with the written consent of the holders of not less than 66 2/3% in nominal value of the Relevant euro Preference Shares, or with the sanction of a resolution passed at a separate General Meeting of the holders of the Relevant euro Preference Shares where the holders of not less than 66 2/3 % in nominal value of the Relevant euro Preference Shares have voted in favour of such resolution, the Directors shall not (i) pursuant to Articles 130 and 131 capitalise any part of the amounts available for distribution and referred to in such Articles if after such capitalisation the aggregate of such amounts would be less than a multiple, determined by the Directors prior to the allotment of the Relevant euro Preference Shares, of the aggregate amount of the annual dividends (exclusive of any associated tax credit) payable on the euro Preference Shares then in issue and any other preference shares then in issue ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Company, pari passu with or in priority to the Relevant euro Preference Shares, or (ii) authorise or create, or increase the amount of, any shares or any class or any security convertible into the shares of any class ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Company, in priority to the Relevant euro Preference Shares.

(G)	Further Preference Shares

The Company may from time to time create and issue further preference shares ranking as regards participation in the profits and assets of the Company pari passu with the euro Preference Shares and so that any such further preference shares may be denominated in any currency and may carry as regards participation in the profits and assets of the Company rights identical in all respects to those attaching to the euro Preference Shares or rights differing therefrom in any respect including, but without prejudice to the generality of the foregoing:-

(1)	the rate of dividend may differ and the dividend may be cumulative or non-cumulative;

(2)	the periods by reference to which dividend is payable may differ;

(3)	a premium may be payable on a return of capital or there may be no such premium;

(4)	the further preference shares may be redeemable at the option of the Company or the holder or may be non-redeemable or may be redeemable at different dates and on different terms from those applying to the euro Preference Shares; and

(5)	the further preference shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such euro Preference Shares, in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

The creation or issue of, or the variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to, any shares of the Company ranking after the euro Preference Shares as regards participation in the profits and assets of the Company and, provided that, on the date of such creation or issue, the most recent instalment of the dividend due to be paid on each class of preference share in the capital of the company prior to such date shall have been paid in cash, the creation or issue of further preference shares ranking pari passu with the euro Preference Shares as provided for above shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attached to the euro Preference Shares. If any further preference shares of the Company shall have been issued, then any subsequent variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to any of such further preference shares shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the euro Preference Shares provided that the rights attaching to such further preference shares thereafter shall be such that the creation and issue by the Company of further preference shares carrying those rights would have been permitted under this paragraph.

4D.	The rights attaching to the Yen Preference Shares shall be as follows:-

(A)	General

The Yen Preference Shares shall rank pari passu inter se and with the Dollar Preference Shares, the Sterling Preference Shares and the euro Preference Shares as regards the right to receive dividends and the rights on a winding up of, or other return of capital by, the Company. Notwithstanding the provisions of Article 5 and subject as provided in paragraphs (B) to (G) of this Article, the Yen Preference Shares may be issued with such rights and privileges, and subject to such restrictions and limitations, as the Directors shall determine in the resolution approving the issue of such shares and in particular (but without prejudice to the generality of the foregoing), the Directors may (without prejudice to the authority conferred by sub-paragraph (D) (5) of this Article), pursuant to the authority given by the passing of the resolution to adopt this Article, consolidate and divide and/or sub-divide any Yen Preference Shares into shares of a larger or smaller amount (and so that the provisions of Article 51 shall, where relevant, apply to any such consolidation, division or sub-division). Whenever the Directors have power under this Article to determine any of the rights, privileges, limitations or restrictions attached to any of the Yen Preference Shares, the rights, privileges, limitations or restrictions so determined need not be the same as those attached to the Yen Preference Shares which have then been allotted or issued. Without prejudice to Article 5(e), each issue of Yen Preference Shares carrying rights, privileges, limitations or restrictions that are not the same as those attached to the Yen Preference Shares which have then been allotted or issued shall constitute a separate class of shares.

(B)	Income

(1)	The Yen Preference Shares shall (subject to the further provisions of this paragraph) entitle the holders thereof (the “Yen Preference Shareholders”) to receive a non-cumulative preferential dividend (the “Preference Dividend”), which shall be calculated at such annual rate (whether fixed or variable) and shall be payable on such dates and on such other terms and conditions as may be determined by the Directors prior to allotment thereof.

(2)	The following shall apply in relation to any particular Yen Preference Shares (the “Relevant Yen Preference Shares”) if so determined by the Directors prior to the allotment thereof:-

(a)	The Relevant Yen Preference Shares shall rank as regards the right to receive dividends pari passu with the Dollar Preference Shares, the Sterling Preference Shares, the euro Preference Shares and with any further preference shares created and issued pursuant to sub-paragraph (e) below and otherwise in priority to any Ordinary Shares in the capital of the Company;

(b)	If, on any date on which an instalment of the Preference Dividend would fall to be paid under sub paragraph (B) (1) above on any Relevant Yen Preference Shares, the distributable profits and distributable reserves of the Company are together insufficient to enable payment in full to be made of such instalment and, if applicable, of any instalments of dividends payable on such date on any other preference shares ranking pari passu with the Relevant Yen Preference Shares as regards dividend, then none of the said instalments shall be paid. If it shall subsequently appear that any instalment of the Preference Dividend or of any such other preferential dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then, provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

(c)	Where any instalment of the Preference Dividend on any Relevant Yen Preference Shares is payable, the Directors shall, subject to sub-paragraph (b) above, resolve to make payment of such instalment in cash, provided however that such instalment shall not be payable in cash if, in the judgement of the Directors, after consultation with the Central Bank of Ireland, the payment of such instalment in cash would breach or cause a breach of the Central Bank of Ireland’s capital adequacy requirements from time to time applicable to the Company;

(d)	Subject to the right to be allotted additional Yen Preference Shares in accordance with sub-paragraph (e) below, the Relevant Yen Preference Shares shall carry no further right to participate in the profits and reserves of the Company other than the Preference Dividend and if on any occasion an instalment of the Preference Dividend is not paid in cash for the reasons described in sub-paragraph (b) or sub-paragraph (c) above, the Yen Preference shareholders shall have no claim in respect of such instalment;

(e) (i)	The provisions of this sub-paragraph shall apply where any instalment of the Preference Dividend payable on a particular date on the Relevant Yen Preference Shares is, for the reasons specified in sub-paragraph (b) or sub-paragraph (c) above, not to be paid in cash and the amount (if any) standing to the credit of the profit and loss account of the Company together with the amount of the reserves of the Company available for the purpose are sufficient to enable the allotments of additional preference shares referred to in the further provisions of this sub-paragraph to be made in full;

(ii)	For the purposes of this sub-paragraph:-

“Relevant Shares” means Relevant Yen Preference Shares and any preference shares of the Company carrying similar rights to those set out in this sub-paragraph (e) and ranking pari passu with the Relevant Yen Preference Shares as regards dividend in respect of which an instalment of preference dividend which would have been payable on the same date as a Relevant Instalment on Relevant Yen Preference Shares is not to be paid in cash; and

“Relevant Instalment” means an instalment of preference dividend which is not to be paid in cash on Relevant Shares on any occasion for the reasons specified in sub-paragraph (b) or sub-paragraph (c) above; and, where a member holds Relevant Shares of more than one class, the provisions of this sub-clause shall be interpreted and applied separately in respect of each class of Relevant Shares held by him;

(iii)	Each holder of Relevant Shares shall, on the date for payment of the Relevant Instalment, had such instalment been paid in cash, be allotted such additional nominal amount of preference shares of the class in question, credited as fully paid, as is equal to an amount determined by multiplying the cash amount of the Relevant Instalment that would have been payable to him, had such instalment been payable in cash (exclusive of any associated tax credit) by a factor to be determined by the Directors prior to allotment of the Relevant Shares. The Company shall not issue fractions of a preference share of any class (“Fractional Shares”) on any such allotment of additional preference shares. In lieu of any Fractional Shares each holder of Relevant Shares otherwise entitled to receive a Fractional Share shall receive a payment in cash equal to such holder’s proportionate interest in the net proceeds from the sale or sales in the open market by the Company, on behalf of all such holders, of the aggregate of the preference shares of the relevant class equal in nominal amount to the aggregate amount of all Fractional Shares of the relevant class otherwise payable as a dividend rounded down to the nearest integral multiple of the par value of such preference shares, provided that the Company shall not be obliged to make any such payment where the entitlement of the relevant holder is less than Yen 850. Such sale shall be effected promptly after the record date fixed for determining the holders entitled to payment of the Preference Dividend. A holder receiving an allotment of additional preference shares in terms of this sub-paragraph shall not be entitled to receive any part of the Relevant Instalment relating to Relevant Shares of that class in cash;

(iv)	For the purpose of paying up preference shares to be allotted on any occasion pursuant to this sub-paragraph, the Directors shall capitalise out of the sums standing to the credit of the profit and toss account of the Company and/or to the credit of the Company’s reserve accounts available for the purpose, as the Directors may determine (including any reserve denominated in euro and permitted by law to be so appropriated), a sum equal to the aggregate nominal amount of the additional preference shares then to be allotted and shall apply the same in paying up in full the appropriate amount of unissued preference shares of the class or classes in question. Any such capitalisation shall be deemed to be authorised by the resolution adopting this Article and the provisions of Article 131 shall apply mutatis mutandis to any such capitalisation;

(v)	The additional preference shares so allotted shall rank pari passu in all respects with the fully paid Relevant Shares of the same class then in issue save only as regards participation in the Relevant Instalment;

(f)	The Directors shall undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of sub-paragraph (e). In particular, but without limitation, the Directors shall maintain sufficient unissued share capital available and sufficient authority under Section 20 of the Companies (Amendment) Act, 1983 to enable additional preference shares to be allotted. If any additional preference shares falling to be allotted pursuant to such sub-paragraph cannot be allotted by reason of any insufficiency in the Company’s authorised share capital or in the amount of relevant securities which the Directors are authorised to allot in accordance with Section 20 of the Companies (Amendment) Act, 1983, the Directors shall convene a General Meeting to be held as soon as practicable, for the purpose of considering a resolution or resolutions effecting an appropriate increase in the authorised share capital and granting the Directors appropriate authority to allot relevant securities. The Yen Preference Shares shall not confer the right to participate in any issue of shares on capitalisation of reserves except as provided in sub-paragraph (e) above.

(C)	Capital

(1)	On a winding up of, or other return of capital (other than on a redemption of shares of any class in the capital of the Company) by, the Company, the Yen Preference Shareholders shall in respect of the Yen Preference Shares held by them be entitled to receive in Yen, out of the surplus assets available for distribution to the Company’s members, an amount equal to the amount paid up or credited as paid up on the Yen Preference Shares (including any premium paid to the Company in respect thereof).

(2)	In addition to the amount repayable on the Yen Preference Shares pursuant to sub-paragraph (1) above there shall be payable:-

(a)	a sum equal to the amount of any Preference Dividend which is due for payment after the date of commencement of the winding up or other return of capital but which is payable in respect of a period ending on or before such date and the amount of any Preference Dividend which would have been payable by the Company in accordance with paragraph (B) of this Article in respect of the period commencing with the fixed dividend payment date which shall most recently have occurred prior to the winding up of the Company or the date of return of capital, as the case may be, and ending with the date of such return of capital, whether on a winding up or otherwise, as though such period had been one in relation to which an instalment of the Preference Dividend would have been payable pursuant to paragraph (B), but subject always to the provisions of sub- paragraphs (2) (b), (c) and (d) of paragraph (B); and

(b)	subject thereto, such premium (if any) as may be determined by the Directors prior to allotment thereof (and so that the Directors may determine that such premium is payable only in specified circumstances and/or that such premium shall be of variable amount depending on the timing and circumstances of such return of capital).

(3)	The amounts payable or repayable under sub-paragraphs (1) and (2) of this paragraph (C) in the event of a winding up of, or other return of capital (other than on a redemption of shares of any class in the capital of the Company) by, the Company, shall be so paid pari passu with any amounts payable or repayable in that event upon or in respect of any further preference shares of the Company ranking pari passu with the Yen Preference Shares as regards repayment of capital, and shall be so paid in priority to any repayment of capital on any other class of shares of the Company. The Yen Preference Shareholders shall not be entitled in respect of the Yen Preference Shares held by them to any further or other right of participation in the assets of the Company (and Article 151 shall be construed accordingly).

(D)	Redemption

(1)	Unless otherwise determined by the Directors in relation to any particular Yen Preference Shares prior to allotment thereof, the Yen Preference Shares shall, subject to the provisions of the Acts, be redeemable at the option of the Company. In the case of any particular Yen Preference Shares which are to be so redeemable:-

(a)	such shares shall be redeemable at par together with the sum which would have been payable pursuant to paragraph (C) of this Article (other than sub-paragraph (C) (2) (b)) if the date fixed for redemption had been the date of a return of capital on a winding up of the Company;

(b)	such shares shall be redeemable during such period as the Directors shall prior to allotment thereof determine, commencing with the first date on which a dividend is payable on such shares or with such later date as the Directors shall prior to allotment thereof determine; and

(c)	prior to allotment of such shares, the Directors shall determine whether the Company may redeem (i) all (but not merely some) of such shares or (ii) all or any of such shares, and the basis on which any necessary selection of such shares for redemption is to be made from time to time.

(2)	The Company shall give to the holders of the Yen Preference Shares to be redeemed not less than 30 days’ and not more than 60 days’ notice in writing of the date on which such redemption is to be effected. Such notice shall specify the redemption date and the place at which the certificates for such Yen Preference Shares are to be presented for redemption and upon such date each of such holders shall be bound to deliver to the Company at such place the certificates for such of those Yen Preference Shares as are held by him. Upon such delivery, the Company shall pay to such holder the amount due to him in respect of such redemption and shall cancel the certificates so delivered. If any such certificate includes any Yen Preference Shares not redeemable on that occasion, a fresh certificate for such shares shall be issued to the holder without charge upon cancellation of the existing certificate.

(3)	As from the date fixed for redemption, no Preference Dividend shall be payable on the Yen Preference Shares to be redeemed except on any such shares in respect of which, upon due presentation of the certificate relating thereto, payment of the moneys due at such redemption shall be improperly refused, in which event, the Preference Dividend shall continue to accrue on and from the date fixed for redemption down to, but not including, the date of payment of such redemption moneys.

(4)	The receipt of the registered holder for the time being of any Yen Preference Shares or, in the case of joint registered holders, the receipt of any of them for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(5)	Upon the redemption of any Yen Preference Share or Shares, the Directors may (pursuant to the authority given by the passing of the resolution to adopt this Article) consolidate and divide and/or sub-divide the authorised preference share capital existing as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) and in the same currency as the Yen Preference Shares so redeemed or into unclassified shares of the same nominal amount and in the same currency as the Yen Preference Shares so redeemed (and so that the provisions of Article 51 shall, where relevant, apply to any such consolidation and division or sub-division).

(E)	Voting

(1)	The Yen Preference Shareholders shall be entitled to receive notice of any General Meeting of the Company and a copy of every circular or other like document sent out by the Company to the holders of Ordinary Shares and to attend any General Meeting of the Company but shall not, in respect of the Yen Preference Shares, be entitled to speak or vote upon any resolution other than:-

(a)	a resolution for winding up the Company; or

(b)	a resolution varying, altering or abrogating any of the rights, privileges, limitations or restrictions attached to the Yen Preference Shares;

unless at the date of such meeting the most recent instalment of the Preference Dividend due to be paid prior to such meeting shall not have been paid in cash in which event the Yen Preference Shareholders shall be entitled to speak and vote on all resolutions proposed at such meeting. For the avoidance of doubt, unless otherwise provided by its terms of issue and without prejudice to the rights attached to the Yen Preference Shares to participate in any return of capital, the rights attached to any Yen Preference Share shall not be deemed to be varied, altered or abrogated by a reduction in any share capital ranking as regards participation in the profits and assets of the Company pari passu with or after such Yen Preference Shares or by any redemption of any such share capital, unless, in either of the foregoing cases, the then most recent dividend due to be paid on each class of preference share in the capital of the Company prior to such reduction or redemption shall not have been paid in cash.

(2) (a)	At a separate General Meeting of the Yen Preference Shareholders, on a show of hands each Yen Preference Shareholder present in person shall have one vote and on a poll each Yen Preference Shareholder present in person or by proxy shall have one vote in respect of each Yen 175 of Yen Preference Share capital held by him; and

(b)	Whenever the Yen Preference Shareholders are entitled to vote at a General Meeting of the Company then, on a show of hands, each Yen Preference Shareholder present in person shall have one vote and on a poll each Yen Preference Shareholder present in person or by proxy shall have such number of votes in respect of each Yen Preference Share held by him as the Directors may determine prior to the allotment of such shares.

(3)	On a relevant requisition given in accordance with the provisions of sub-paragraph (4) below, the Directors shall procure that an Extraordinary General Meeting of the Company shall be convened forthwith.

(4)	A “relevant requisition” is a requisition:-

(a)	which has been signed by or on behalf of the holders of a majority of the Yen Preference Shares in issue at the date of such requisition; and

(b)	which states the objects of the meeting to be convened;

and a relevant requisition may consist of several documents in like form each signed by or on behalf of one or more of the requisitionists.

(5)	The right to requisition a General Meeting of the Company contained in this paragraph (E) shall be exercisable only at a time when the most recent instalment of the Preference Dividend due to be paid prior to such requisition shall not have been paid in cash.

(6)	The Directors shall procure that, on any resolution at a General Meeting of the Company upon which the Yen Preference Shareholders are entitled to vote and on each resolution at a separate General Meeting of the Yen Preference Shareholders, a poll is demanded by the Chairman of such meeting in accordance with these Articles.

(F)	Restriction on Capitalisations and Issues of Securities

The following shall apply in relation to any particular Yen Preference Shares (the “Relevant Yen Preference Shares”) if so determined by the Directors prior to allotment thereof. Save with the written consent of the holders of not less than 66 2/3% in nominal value of the Relevant Yen Preference Shares or with the sanction of a resolution passed at a separate General Meeting of the holders of the Relevant Yen Preference Shares where the holders of not less than 66 2/3% in nominal value of the Relevant Yen Preference Shares have voted in favour of such resolution, the Directors shall not (i) pursuant to Articles 130 and 131 capitalise any part of the amounts available for distribution and referred to in such Articles if after such capitalisation the aggregate of such amounts would be less than a multiple, determined by the Directors prior to the allotment of the Relevant Yen Preference Shares, of the aggregate amount of the annual dividends (exclusive of any associated tax credit) payable on the Yen Preference Shares then in issue and any other preference shares then in issue ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Company, pari passu with or in priority to the Relevant Yen Preference Shares, or (ii) authorise or create, or increase the amount of, any shares of any class or any security convertible into the shares of any class ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Company in priority to the Relevant Yen Preference Shares.

(G)	Further Preference Shares

The Company may from time to time create and issue further preference shares ranking as regards participation in the profits and assets of the Company pari passu with the Yen Preference Shares and so that any such further preference shares may be denominated in any currency and may carry as regards participation in the profits and assets of the Company rights identical in all respects to those attaching to the Yen Preference Shares or rights differing therefrom in any respect including, but without prejudice to the generality of the foregoing:-

(1)	the rate of dividend may differ and the dividend may be cumulative or non-cumulative;

(2)	the periods by reference to which dividend is payable may differ;

(3)	a premium may be payable on a return of capital or there may be no such premium;

(4)	the further preference shares may be redeemable at the option of the Company or the holder or may be non-redeemable or may be redeemable at different dates and on different terms from those applying to the Yen Preference Shares; and

(5)	the further preference shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Yen Preference Shares, in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

The creation or issue of, or the variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to, any shares of the Company ranking after the Yen Preference Shares as regards participation in the profits and assets of the Company and, provided that, on the date of such creation or issue, the most recent instalment of the dividend due to be paid on each class of preference share in the capital of the Company prior to such date shall have been paid in cash, the creation or issue of further preference shares ranking pari passu with the Yen Preference Shares as provided for above shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attached to the Yen Preference Shares. If any further preference shares of the Company shall have been issued, then any subsequent variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to any of such further preference shares shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the Yen Preference shares provided that the rights attaching to such further preference shares thereafter shall be such that the creation and issue by the Company of further preference shares carrying those rights would have been permitted under this paragraph.

VARIATION OF RIGHTS

5. (a)	Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Acts and subject as otherwise provided in these Articles, be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding up, with the sanction of a Special Resolution passed at a Class Meeting of the holders of the shares of the class but not otherwise. To every such Class Meeting all the provisions of these Articles relating to General Meetings of the Company and to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be two persons holding or representing by proxy at least one third in nominal amount of the issued shares of the class and if at any adjourned meeting of such holders a quorum as above defined is not present, any member of such class who is present in person or by proxy shall be a quorum. The holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively. Any holder of shares of the class in question present in person or by proxy at such meeting may demand a poll.

(b)	Whenever the rights, privileges, limitations or restrictions attached to any particular Dollar Preference Shares in issue differ from the rights, privileges, limitations or restrictions attached to any other Dollar Preference Shares in issue and:

(i)	some matter has arisen which would amount to a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attached to all those Dollar Preference Shares; and

(ii)	the effect of such variation, alteration or abrogation on all those Dollar Preference Shares is, in the opinion of the Directors, substantially the same,

such Dollar Preference Shares shall be treated as a single class for the purpose of applying the procedures in these Articles for the variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the Dollar Preference Shares of such class.

(c)	Whenever the rights, privileges, limitations or restrictions attached to any particular Sterling Preference Shares in issue differ from the rights, privileges, limitations or restrictions attached to any other Sterling Preference Shares in issue and:

(i)	some matter has arisen which would amount to a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attached to all those Sterling Preference Shares; and

(ii)	the effect of such variation, alteration or abrogation on all those Sterling Preference Shares is, in the opinion of the Directors, substantially the same, such Sterling Preference Shares shall be treated as a single class for the purpose of applying the procedures in these Articles for the variation, alteration or abrogation of the rights, privileges, limitations or restrictions attached to the Sterling Preference Shares of such class.

(d)	Whenever the rights, privileges, limitations or restrictions attached to any particular euro Preference Shares in issue differ from the rights, privileges, limitations or restrictions attached to any other euro Preference Shares in issue and:

(i)	some matter has arisen which would amount to a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attached to all those euro Preference Shares; and

(ii)	the effect of such variation, alteration or abrogation on all those euro Preference Shares is, in the opinion of the Directors, substantially the same,

such euro Preference Shares shall be treated as a single class for the purpose of applying the procedures in these Articles for the variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the euro Preference Shares of such class.

(e)	Whenever the rights, privileges, limitations or restrictions attached to any particular Yen Preference Shares in issue differ from the rights, privileges, limitations or restrictions attached to any other Yen Preference Shares in issue and:

(i)	some matter has arisen which would amount to a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attached to all those Yen Preference Shares; and

(ii)	the effect of such variation, alteration or abrogation on all those Yen Preference Shares is, in the opinion of the Directors, substantially the same,

such Yen Preference Shares shall be treated as a single class for the purpose of applying the procedures in these Articles for the variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the Yen Preference Shares of such class.

6.	The special rights attached to any class of shares in the capital of the Company shall not (unless otherwise expressly provided by the conditions of issue of such shares) be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or subsequent thereto.

SHARE CAPITAL

7.	No share of the Company, other than a share allotted in pursuance of an employees’ share scheme, shall be allotted except as a share which has been paid up at least to 25 per cent, of the nominal amount of the share and the whole of any premium on it.

8.	(a) Subject to the provisions of the Acts relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

(b) (i)	The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 20 of the Companies (Amendment) Act, 1983 (“the Act”) to exercise for each prescribed period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the relevant Section 20 Amount.

(ii)	The Directors may, by Special Resolution, be empowered for any prescribed period to allot equity securities wholly for cash pursuant to and within the terms of the said authority:-

(A)	in connection with a rights issue; and

(B)	otherwise than in connection with a rights issue, up to an aggregate nominal amount equal to the Section 23 Amount;

in each case as if Section 23(1) of the Act did not apply to any such allotment.

(c)	By such authority and power the Directors may during such period make offers or agreements which would or might require the allotment of securities after the expiry of such period.

(d)	For the purposes of this Article:-

(i)	“rights issue” means an offer of equity securities open for acceptance for a period fixed by the Directors to holders of equity securities on the Register of Members on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached thereto (but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws, regulations or requirements of any recognised regulatory body or any stock exchange in any territory);

(ii)	“prescribed period” means any period (not exceeding five years on any occasion) for which the authority provided for by sub-paragraph (b) (i) above is conferred by Ordinary Resolution stating the Section 20 Amount for such period;

(iii)	“the Section 20 Amount” shall for any prescribed period be that stated in the relevant Ordinary Resolution or any increased amount fixed by Ordinary Resolution;

(iv)	“the Section 23 Amount” for any prescribed period shall be that stated in the relevant Special Resolution;

(v)	the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights; and

(vi)	words and expressions defined in or for the purposes of the Act shall bear the same meanings herein.

9.	Any shares may be held in uncertificated form, subject to the Directors having made arrangements with the Operator of a relevant system for that class of shares to be admitted as a participating security for the purposes of that relevant system. The Directors shall have power to make such arrangements in their discretion without the consent of the shareholders. In the event that the Directors shall make such arrangements, and for so long as the relevant class of shares shall continue to be a participating security, these Articles shall not apply to shares of the relevant class which are held in uncertificated form, to the extent that these Articles are inconsistent with either the holding of title to such shares in uncertificated form or the transfer of title to such shares by means of the relevant system or any provision of the Companies Act, 1990 (Uncertificated Securities) Regulations 1996 (‘the 1996 Regulations’, which term shall include, where the context requires or admits, the rules, facilities and requirements of the relevant system). For the purposes of these Articles, the expressions ‘in uncertificated form’ and ‘in certificated form’ are to be interpreted in the same manner as in the 1996 Regulations and the expressions ‘Operator’, ‘Operator-instruction’, ‘participating security’ and ‘relevant system’ shall bear the meanings respectively attributed to them in the 1996 Regulations. Where any class of shares is held in uncertificated form, the Register in relation to that class shall (notwithstanding any other provision of these Articles) be maintained in accordance with the 1996 Regulations.

10.	The Company may exercise the powers conferred by the Acts of paying commissions to persons subscribing or procuring subscriptions for shares of the Company or agreeing so to do, whether absolutely or conditionally, and any such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares of the Company, or partly in the one way and partly in the other: provided that the rate per cent, or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Acts and shall not exceed 10 per cent, of the price at which the shares in respect whereof the commission is paid are issued or an amount equivalent thereto. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

11. (a)

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fraction or part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

(b)	Without prejudice to the foregoing the Directors may by notice in writing addressed and sent to or left with any member require such member to inform the Company in writing not more than 14 days after service of the notice of the capacity in which such member holds any share of the Company and if such member holds any share otherwise than as beneficial owner to furnish in writing, so far as it is within the member’s knowledge, the name and address of the person on whose behalf the member holds such share or, if the name or address of such person is not forthcoming, such particulars as will enable or assist in the identification of such person, and the nature of the interest of such person in such share and the Directors may by like notice or by a series of like notices require any person so named or identified to furnish information to the Company of the kind required to be furnished pursuant to the notice served on the member.

(c)	Where a notice is given pursuant to the previous paragraph and the member or person to whom such notice is given fails to furnish the Company with the information required by the notice within the time therein specified, the member shall not be entitled to attend meetings of the Company nor to exercise the voting rights attached to such share, and, if the member holds 0.25% or more of the issued Ordinary shares of the Company, the Directors shall be entitled to withhold payment of any dividend payable on such shares (without liability to pay interest on the amount(s) withheld) and the member shall not be entitled to transfer such shares except by sale through a Stock Exchange to a bona fide unconnected third party. Sanctions imposed on a member pursuant to the foregoing shall cease to apply after not more than seven days from the earlier of:

(i)	receipt by the Company of notice that the member has sold the shares to an unconnected third party in the manner described above; or

(ii)	due compliance, to the satisfaction of the Company, with the notice served under (b) above.

(d)	In relation to any share which is held in uncertificated form, the prohibition of transfers in paragraph (c) above shall not be effective to the extent that it is inconsistent with the 1996 Regulations, the transfer of title to such shares by means of a relevant system or the rules and requirements of the relevant system.

(e)	If and to the extent that the prohibition in paragraph (c) above is not or may not be effective in relation to shares which are held in uncertificated form, the Directors may take such further steps (including requiring that the shares are converted into certificated form) as the Directors shall think fit for giving effect so far as practicable to the prohibition in paragraph (c) above provided that such steps (i) are acceptable to the Operator of the relevant system (ii) are not inconsistent with the 1996 Regulations, the transfer generally of title to such shares by means of the relevant system or the rules and requirements of the relevant system and (iii) do not have as their object or effect the imposition of a more onerous restriction on transfer than would apply to shares held in certificated form.

12. (a)

Other than in relation to any shares which are held or to be held in uncertificated form (in respect of which no share certificate shall be issued), every person whose name is entered as a member in the Register of Members shall be entitled without payment to one certificate issued in accordance with Article 116 of these Articles for all his shares of each class and, if he transfers part of his holding, to one certificate for the balance of such holding; and upon payment of such reasonable sum as may be determined by the Directors from time to time in respect of each certificate after the first, he shall also be entitled to several certificates, each for one or more of his shares. Every certificate for shares shall be issued within two months after allotment or, in the case of a transfer (not being a transfer to a Stock Exchange Nominee when other provisions apply) within two months after the lodgment with the Company of the transfer of the shares, unless the conditions of issue of such shares otherwise provide. The Company shall not be bound to register more than four persons as the joint holders of any share (except in the case of executors or trustees of a deceased member) and, in the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

(b)	Conversion of shares from certificated form into uncertificated form and vice versa shall be effected in accordance with the 1996 Regulations and, subject thereto, in such manner as the Directors may determine.

(c)	Where a member transfers part only of the shares comprised in a share certificate (or requests in the manner required by the 1996 Regulations that part only of the shares comprised in a share certificate be converted from certificated to uncertificated form) the old certificate shall be cancelled and a new certificate for the balance of such shares shall be issued in lieu without charge.

(d)	Where any share is converted from uncertificated to certificated form the Company shall issue a certificate for that share (subject to the foregoing provisions of this Article) within two months after the date on which the Company received the relevant Operator-instruction.

13. (a)	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Company may require.

(b)	In the case of shares held jointly by separate persons any such request may be made by any one of the joint holders.

LIEN

14.	The Company shall have a first and paramount lien on every share (not being a fully paid share) registered in the name of any member whether solely or jointly with others for all moneys due or presently to become due to the Company on foot of a call, or at a fixed time, in respect of the share. The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Directors may at any time declare any share to be exempt, wholly or partially, from the provisions of this Article.

15.	For the purpose of enforcing such lien the Directors may sell all or any of the shares subject thereto at such time and in such manner as they think fit, but no sale shall be made until such time as the moneys in respect of which such lien exists, or some part thereof, are or is presently payable and until a notice in writing stating the amount due and demanding payment thereof and giving notice of intention to sell in default shall have been served in such manner as the Directors shall think fit on such member or the person (if any) entitled by transmission to the shares and default in payment shall have been made by him for seven days after the service of such notice.

16.	The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender to the Company for cancellation of the certificate for the shares sold if the shares be held in certificated form and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale.

17.	For the purpose of giving effect to any such sale the Directors may by resolution or instrument under seal authorise some person in the name and on behalf of the member or the person (if any) entitled by transmission to the shares to execute a transfer of the shares sold to the purchaser. The purchaser’s name shall be entered in the Register of Members as the holder of the shares and the purchaser shall not be bound to see to the regularity or validity of, or be affected by any irregularity or invalidity in, the proceedings or be bound to see to the application of the purchase money, and after his name has been entered in the Register of Members the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

CALLS ON SHARES

18.	The Directors may, subject to the provisions of these Articles and to any conditions of allotment, from time to time make such calls upon the members in respect of all moneys unpaid on their shares (whether on account of the nominal amount of the shares or where permitted, by way of premium) as they think fit, and each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) be liable to pay the amount of every call so made upon him to the Company and at the time or times and place so appointed by the Directors. A call may be made payable by instalments. A call may be revoked or postponed as the Directors may determine. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

19.	Where there is more than one holder of a share they shall be jointly and severally liable to pay all calls in respect thereof.

20.	If on the day appointed for payment thereof a call payable in respect of a share shall not have been paid, the person from whom the amount of the call is due shall pay interest on such amount from the day appointed for payment thereof to the time of actual payment at the rate fixed by the terms of allotment or as the Directors shall determine, but the Directors may waive payment of such interest wholly or in part.

21.

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the member sued, in pursuance of these presents, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

22.	Any sum which by the terms of issue of a share is made payable upon allotment or at any fixed date, whether on account of the nominal amount of the share or the premium (if any) on such share shall, for all purposes of these Articles, be deemed to be a call duly made and payable on the date appointed for payment and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture and the like shall apply as if such sum were a call duly made and notified.

23.	Subject to the terms of allotment the Directors may on the issue of shares make different arrangements as between holders of such shares as respects the amounts of calls to be paid and the time for payment of such calls on their shares.

24.	The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys due upon his shares beyond the sums actually called up thereon, and such payment in advance of a call shall extinguish pro tanto the liability upon the shares in respect of which such call is made and upon all or any of the moneys so advanced the Directors may (until and to the extent that the same would, but for such advance, become presently payable) pay or allow such interest (not exceeding, without the consent of the Company by Ordinary Resolution, 12 per cent, per annum) as may be agreed between them and such member, but any sum paid in excess of the amount for the time being called up shall not be included or taken into account in ascertaining the amount of the dividend payable on the shares in respect of which such advance has been made.

FORFEITURE OF SHARES

25.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on such member requiring him to pay so much of such call or instalment as remains unpaid together with any interest which may have accrued.

26.	The notice shall name a further day (not earlier than seven days from the date of service thereof) on or before which, and the place at which such payment is to be made and shall state that in the event of non-payment at or before the time and at the place appointed the shares on which the call was made will be liable to be forfeited.

27.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

28.

A forfeited share may be sold, re-issued, or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and whether with or without all or any part of the amount previously paid on the share being credited as paid, and at any time before such sale, re-issue or disposal the forfeiture may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer in manner hereinbefore provided a forfeited share to any other person.

29.	A member whose share has been forfeited shall cease to be a member in respect of the forfeited share, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all calls made and not paid on such share at the time of forfeiture, with interest thereon to the date of payment at such rate not exceeding 12 per cent, per annum as the Directors shall think fit, in the same manner in all respects as if the share had not been forfeited and to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture without any deduction or allowance for the value of the share at the time of forfeiture.

30.	A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated against all persons claiming to be entitled to the share; such declaration shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the new holder of the share shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any omission, irregularity or invalidity in or relating to or connected with the proceedings in reference to the forfeiture, sale, re-issue or disposal of the share.

TRANSFER OF SHARES

31. (a)	Transfers of shares held in certificated form shall be effected by instrument of transfer in any usual form or in any other manner which the Directors may approve and any such instrument shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

(b)	Title to any share which is held in uncertificated form shall be transferred by means of the relevant system, in accordance with the 1996 Regulations and, accordingly, no provision of these Articles which requires a written instrument of transfer and the lodging of a share certificate with the Company shall apply to such a transfer. The Directors may make such arrangements as they think fit in relation to evidencing of title to and transfer of shares held in uncertificated form subject always to the 1996 Regulations.

32.	The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

33. (1)	Subject to paragraph (2) below, the Directors may decline to register any transfer of shares:—

(a)	upon which the Company has a lien and in the case of shares not fully paid up may refuse to register a transfer to any transferee of whom they do not approve without assigning any reason for such refusal; or

(b)	to an infant or a person declared by an Order of a Court or other competent authority to be mentally disordered and incapable for the time being of dealing with his affairs.

(2)	Notwithstanding paragraph (1) above, a transfer of title to shares held in uncertificated form in accordance with an Operator-instruction shall be registered where such registration is required under the terms of the 1996 Regulations. No transfer of title to shares held in uncertificated form shall be registered except in accordance with the provisions of the 1996 Regulations.

34.	The Directors may decline to register a renunciation of an allotment or transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

35.	The Directors may decline to recognise any instrument of transfer of shares held in certificated form unless the instrument of transfer is in respect of only one class of share and is lodged at the Office or such other place as the Directors may appoint accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

36.	If the Directors decline to register a transfer of any shares they shall, within two months after the date on which the transfer was lodged with the Company or on which the relevant Operator-instruction was received by the Company, as the case may be, send to the transferee notice of the refusal.

37.	The registration of transfers may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Directors may from time to time determine but only with the prior consent of the Operator, if any shares shall be held in uncertificated form.

38.	All instruments of transfer which shall be registered shall be retained by the Company subject always as provided in Article 152 hereof.

39.	No fee will be charged by the Company in respect of the registration of any instrument of transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares.

40.	Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person or in favour of not more than four persons jointly.

TRANSMISSION OF SHARES

41.	In the case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving joint holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

42.	Any person becoming entitled to a share in consequence of the death, bankruptcy or insolvency of a member or otherwise by operation of law may, upon producing such evidence of title as may from time to time be properly required by the Directors and subject as hereinafter provided, elect either to be registered himself as the holder of the share upon giving notice in writing to the Company of such desire or transfer such shares to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the said notice or transfer were a transfer executed by the said member.

43.	A person becoming entitled to a share by transmission shall be entitled to receive and give a discharge for any dividends or other moneys payable on or in respect of the share, but he shall not be entitled to receive notices of, or to attend or vote at, meetings of the Company or (save as aforesaid) to exercise any of the rights or privileges of a member in respect of the share, unless and until he shall be entered in the Register of Members as the holder thereof; however, the Directors may at any time give notice requiring any person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within 90 days, the Directors may thereafter withhold payment of all dividends, or other moneys payable in respect of the share until the requirements of the notice have been complied with.

STOCK

44.	The Company may by Ordinary Resolution convert any paid up shares into stock, and re-convert any stock into paid-up shares of any denomination.

45.	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances will admit, but the Directors may from time to time fix the minimum amount of stock transferable, provided that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

46.	The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in dividends and profits of the Company and in the assets on a winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such privilege or advantage.

47.	All such provisions of these Articles as are applicable to paid up shares shall apply to stock, and in all such provisions the words “share” and “member” shall include “stock” and “stockholder” respectively.

INCREASE OF CAPITAL

48.	The Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into shares of such amounts and denominated in such currency or currencies, as the resolution shall prescribe.

49.	The new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct, and if no direction be given as the Directors shall determine and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company and with a special, or without any, right of voting.

50.	Except so far as otherwise provided by the conditions of issue or by these Articles any capital raised by the issue of new shares shall be considered part of the pre-existing capital and shall be subject to the provisions herein contained with reference to allotments, the payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

ALTERATION OF CAPITAL

51.	The Company from time to time may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	sub-divide its shares, or any of them, into shares of smaller amount so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived, and so that the resolution whereby the share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have such preferred or other special rights over, or may have such deferred rights, or be subject to such restrictions as compared with the others as the Company has power to attach to any unissued or new shares;

(c)	cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled;

and may by Special Resolution reduce its share capital in any way and any capital redemption reserve fund and any share premium account in any manner authorised by the Acts. The Company may also, subject to the provisions of the Acts, purchase its own shares including redeemable shares. Unless otherwise provided by the terms of issue and without prejudice to the rights attached to any preference share to participate in any return of capital, the rights, privileges, limitations and restrictions attached to any preference share shall be deemed not to be varied, altered or abrogated by a reduction in any share capital ranking as regards participation in the profits and assets of the Company pari passu with or after that preference share.

PURCHASE OF OWN SHARES

52. (a)	Subject to the provisions of the Acts and to the extent permitted thereby, to any rights conferred on the holders of any class of shares and to the following paragraphs of this Article, the Company may purchase any of its shares of any class and may cancel any shares so purchased or hold them as Treasury Shares with liberty to re-issue any such share or shares on such terms and conditions and in such manner as the Directors may from time to time determine.

(b)	Notwithstanding the provisions of Section 215 of the Companies Act, 1990, the Company shall not make market purchases of its own shares unless such purchases shall have been authorised by Special Resolution of the Company (a ‘Section 215 Resolution’).

(c)	The Company shall not be required to select the shares to be purchased on a pro rata basis or in any particular manner as between the holders of shares of the same class or as between the holders of shares of different classes or in accordance with the rights as to dividends or capital attached to any class of shares.

(d)	For the purposes of any Section 215 Resolution:-

(i)	the maximum number of shares authorised to be purchased shall be specified in the Section 215 Resolution;

(ii)	the minimum price which may be paid for any shares to be purchased shall be the nominal value thereof;

(iii)	the maximum price which may be paid for any shares to be purchased shall be 5 per cent above the average of the closing quotation prices of such shares on the Irish Stock Exchange for the five business days immediately preceding the day of purchase, and, in respect of any business day on which there shall be no dealing in such shares on the Irish Stock Exchange, the price which is equal to (i) the mid-point between the high and low market guide prices in respect of such shares for that business day, or (ii) if there shall be only one such market guide price so published, the market guide price so published; such prices shall be as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto).

REISSUE OF TREASURY SHARES

53.	For the purposes of any resolution of the Company proposing to determine, in accordance with Section 209 of the Companies Act, 1990, the reissue price range at which any treasury shares for the time being held by the Company may be reissued off-market:-

(a)	the minimum price at which a treasury share may be re-issued off-market for the purposes of any of the schemes (as defined below) shall be the issue price as provided for in such scheme and in all other circumstances shall be 95% of the Appropriate Price (which, for these purposes, shall mean the average of the closing quotation prices of the Ordinary Shares for the five business days immediately preceding the day on which the treasury share is re-issued, as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto) and, in respect of any business day on which there shall be no dealing in such shares on such Exchange, the price which is equal to (i) the mid-point between the high and low market guide prices in respect of such shares for such business day as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto); or (ii) if there shall be only one such market guide price so published, the market guide price so published);

(b)	the maximum price at which a treasury share may be re-issued off-market shall be 120% of the Appropriate Price;

(c)	“schemes” shall mean the AIB Approved Employees’ Profit Sharing Scheme 1998, the Approved Employees’ Profit Sharing Scheme — U.K., the Executive Share Option Scheme, the Dauphin Stock Option plans, the AIB Dividend Reinvestment Plan, the Long Term Incentive Plan and any other scheme or plan which involves the issue of Ordinary Shares and which has been approved by the shareholders in General Meeting.

GENERAL MEETINGS

54.	The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting and that of the next.

55. (a)	The Annual General Meeting shall be held at such time and place as the Directors shall determine. All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

(b)	Every Annual General Meeting shall be held in Ireland unless either all the members entitled to attend and vote at such meeting consent in writing to its being held elsewhere or a resolution providing that it be held elsewhere shall have been passed at the preceding Annual General Meeting.

56.	The Directors may at any time call an Extraordinary General Meeting. Extraordinary General Meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as is provided by the Acts.

NOTICE OF GENERAL MEETINGS

57.	In the case of an Annual General Meeting or of a meeting for the passing of a Special Resolution or the appointment of a Director, twenty-one clear days’ notice at the least, and in any other case fourteen clear days’ notice at the least, shall be given in writing in manner hereinafter mentioned to all the members (other than those who, under the provisions of these Articles or the conditions of issue of the shares held by them, are not entitled to receive the notice) and to the Auditors for the time being of the Company.

58.	Such notice shall state:-

(a)	The place, the day and hour of the meeting.

(b)	In any case where there is to be special business, the general nature of such business.

(c)	That the Meeting is the Annual General Meeting, where such is the case.

(d)	In reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy (or more than one proxy as alternates) to attend, speak and vote in his place and that a proxy need not be a member of the Company.

59. (a)	A General Meeting other than a meeting for the passing of a Special Resolution shall, notwithstanding that it is called by shorter notice than that hereinbefore specified, be deemed to have been duly called if it is so agreed by the Auditors and by all the members entitled to attend and vote thereat.

(b)	A resolution may be proposed and passed as a Special Resolution at a meeting of which less than twenty-one days’ notice has been given if it is so agreed by a majority in number of the members having the right to attend and vote at any such Meeting, being a majority together holding not less than ninety per cent, in nominal value of the shares giving that right.

60.	Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective unless (except where the Directors of the Company have resolved to submit it) notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolutions as required by and in accordance with the provisions of the Acts.

61.	The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any General Meeting.

PROCEEDINGS AT GENERAL MEETINGS

62.	All business shall be deemed special that is transacted at an Extraordinary General Meeting. All business that is transacted at an Annual General Meeting shall also be deemed special with the exception of declaring a dividend, receiving the accounts, balance sheets and reports of the Directors and Auditors, electing Directors in the place of those retiring, voting additional remuneration for the Directors, appointing Auditors and fixing of the remuneration of the Auditors.

63.	No business shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Ten members present in person and entitled to vote at such meeting shall be a quorum.

64.	If within half an hour from the time appointed for the meeting (or such longer period as the Chairman may think fit to allow) a quorum is not present, the meeting, if convened on the requisition of or by members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Chairman may determine and, if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote at such meeting shall be a quorum, but so that not less than two individuals shall constitute the quorum.

65.	Without prejudice to any other powers which he may exercise, the Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place. Whenever a meeting is adjourned for fourteen days or more, seven clear days’ notice at the least, specifying the place, the day and the hour of the adjourned meeting shall be given as in the case of the original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

66.

The Chairman of the Board of Directors, or in his absence any Deputy Chairman or if neither is present some other Director nominated by the Directors, shall preside at every General Meeting, but if at any meeting neither the Chairman nor any Deputy Chairman nor such other Director be present within fifteen minutes after the time appointed for holding the same, or if, being present, none of them be willing to act as Chairman, the Directors present shall choose some Director present to be Chairman, or if no Director be present, or if all the Directors present decline to take the chair, the members present and entitled to vote at such meeting shall choose some member present to be Chairman.

67.	Save as otherwise herein expressly provided, at any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless, before or upon the declaration of the result of the show of hands, a poll is demanded in accordance with the provisions hereinafter contained. Unless a poll be so demanded, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

68. (a)	A poll may be demanded on any question by the Chairman, or:

(b)	A poll may also be demanded by any member on a special resolution authorising an off-market purchase of its own shares by the Company under Section 213 of the Companies Act, 1990, or:

(c)	A poll may also be demanded on any question other than the election of the Chairman or of adjournment of the meeting:—

(i)	by not less than five members having the right to vote at the meeting, or

(ii)	by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting, or

(iii)	by a member or members holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

(d)	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

(e)	The demand for a poll may be withdrawn.

(f)	The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll, and for the purposes of this Article a demand by a person as proxy for a member shall be the same as a demand by the member.

(g)	A poll on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken either immediately or at such time (not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded) and place as the Chairman shall direct and shall be taken in such manner (including the use of ballot or voting papers) as the Chairman shall direct. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. No notice need be given of a poll not taken immediately.

(h)	If any vote shall be counted which ought not to have been counted or might have been rejected or any vote shall not be counted which ought to have been counted, the error shall not vitiate the result of the voting unless it be pointed out at the meeting or adjourned meeting at which the vote is given and not in that case unless it shall in the opinion of the Chairman of the meeting be of sufficient magnitude to vitiate the result of the voting.

(i)	On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

VOTES OF MEMBERS

69.	Subject to any special rights or restrictions as to voting attached to any share or class of shares, on a show of hands every member who is present in person or by proxy and entitled to vote shall have one vote, so, however, that no individual shall have more than one vote and upon a poll every member present in person or by proxy shall have one vote for each share of which he is the holder.

70.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting shall be entitled to a further or casting vote.

71.	A member who is not sui juris may vote, whether on a show of hands or on a poll, by his committee, guardian, receiver, curator bonis or other person in the nature of a committee, guardian, receiver or curator bonis appointed by a court, and such committee, guardian, receiver, curator bonis or other person may on a poll vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

72.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

73.	No member shall be entitled to vote, either personally or by proxy, at any General Meeting or to exercise any privilege as a member unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

74.	Votes may be given either personally or by proxy.

75.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

76.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

77.	Any person, whether a member of the Company or not, may be appointed to act as a proxy. A member may appoint more than one proxy as alternates to attend, speak and vote but only one such alternate may attend, speak and vote.

78. (a)	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, shall be received at the Office or at such other place in Ireland as is specified for the purpose in the notice convening the meeting or in the instrument of proxy issued by the Company not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or in the case of a poll not less than forty-eight hours before the time appointed for taking the poll and in default the instrument of proxy shall not be treated as valid. Instruments of proxy may, provided they are received in legible form, be submitted by telefax to such telefax number as may be specified by the Secretary for such purpose.

(b)	When two or more valid but differing instruments or proxy are received in respect of the same shares for use at the same meeting, the one bearing the later date shall be treated as replacing and revoking the other; if the instruments are undated the one last received shall be treated as valid and if the Company is unable to determine which was the last received, none shall be treated as valid.

79.	An instrument of proxy shall be in writing in any usual or common form or in such form as the Directors shall approve. Instruments of proxy need not be witnessed.

80.	The Directors may at the expense of the Company send, by post or otherwise, to the members instruments of proxy (with or without stamped envelopes for their return) for use at any General Meeting or at any Class Meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy.

81.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal, or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office three hours at least before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

CORPORATIONS ACTING BY REPRESENTATIVES

82.	A corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

DIRECTORS

83.	The Company may by Ordinary Resolution from time to time reduce the number of Directors and fix and vary the maximum number of Directors. Unless otherwise determined by the Company by Ordinary Resolution, the number of Directors shall in no event be less than seven.

84.	A Director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any General Meeting and at any Class Meeting.

85.	The remuneration of the Directors shall be determined from time to time by the Company in General Meeting. Any Director while holding the office of Chairman or Deputy Chairman shall be entitled to such additional remuneration as may be determined from time to time by the Directors. Remuneration granted under this Article may be by way of fees, salary, commission, participation in profits, or all or any of such modes, or by such other mode as the Company may from time to time consider appropriate. All remuneration fixed or granted under this Article shall accrue from day to day.

86.	The Directors shall also be entitled to be paid all travelling, hotel and other expenses incurred by them respectively in and about the performance of their duties as Directors, including their expenses of travelling to and from meetings of the Directors or Committees of the Directors or General Meetings.

87.	Any Director who serves on any Committee or who devotes special attention to the business of the Company or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director may be paid such extra remuneration by way of salary, commission, participation in profits or otherwise as the Directors may determine.

APPOINTMENT AND RETIREMENT BY ROTATION OF DIRECTORS

88.	Subject to the provisions of these Articles, one-third of the Directors for the time being, or, if their number is not three or a multiple of three, then not less than one-third shall retire from office at each Annual General Meeting.

89.	Subject to the provisions of these Articles, the Directors to retire at each Annual General Meeting shall be the Directors who have been longest in office since their last appointment. As between Directors of equal seniority, the Directors to retire shall in the absence of agreement be selected from among them by lot. Subject as aforesaid, a retiring Director shall be eligible for re-appointment and shall act as a Director throughout the meeting at which he retires.

90.	The Company may by Ordinary Resolution at the meeting at which any Director retires in manner aforesaid fill up the vacated office by appointing a person who is willing to act to be a Director, and in default the retiring Director, if willing to act, shall be deemed to have been re-appointed unless at such meeting it is expressly resolved not to fill such vacated office or a resolution for the re-appointment of such Director shall have been put to the meeting and lost.

91.	At a General Meeting a motion for the appointment of two or more persons as Directors of the Company by a single resolution shall not be made unless a resolution that it shall be so made has been first agreed to by the meeting without any vote being given against it and any resolution moved in contravention of this provision shall be void.

92.

No person, other than a Director retiring at the meeting shall, unless recommended by the Directors for appointment, be eligible for appointment to the office of Director at any General Meeting unless, within the prescribed time before the day appointed for the meeting, there shall have been given to the Company notice in writing by a member duly qualified to be present and vote at the meeting, of his intention to propose such person for appointment and also notice in writing signed by the person to be proposed of his willingness to act, if so appointed. A member may not propose himself for appointment. The prescribed time above mentioned shall be such that, between the date when the notice is served or deemed to be served and the day appointed for the meeting, there shall be not less than forty-two days. A proposal put to the meeting under this Article for the appointment of a person, not being a Director retiring at the meeting or a person recommended by the Directors, to be a Director shall be decided on a poll unless the Chairman of the meeting rules otherwise.

93.	Where the Company by Ordinary Resolution in accordance with Article 83 reduces the number of Directors it may by such resolution determine in what rotation such reduced number shall retire from office.

94.	The Directors may from time to time and at any time appoint any person to be a Director either to fill a casual vacancy or as an additional Director. Subject to the provisions of the Acts, a Director so appointed shall hold office only until the conclusion of the Annual General Meeting following next after his appointment, when he shall retire. A Director who retires under this Article shall be eligible for re-appointment at the meeting at which he retires, but shall not be taken into account in determining the rotation of retirement of Directors or the number of Directors to retire at such meeting.

VACATION OF OFFICE, DISQUALIFICATION AND

REMOVAL OF DIRECTORS

95. (a)	A person shall be disqualified from being a Director, and the office of a Director shall ipso facto be vacated forthwith, in any of the following circumstances:-

(i)	If he be or has been at any time adjudged bankrupt or has or had a receiving order made against him, or he make or has made any arrangement or composition with his creditors generally;

(ii)	If he be declared by an order of a court or other competent authority to be mentally disordered;

(iii)	If he be prohibited or restricted from being a Director or a director of any company by an order of a court of competent jurisdiction made under a provision of the Acts or of any statute or otherwise by law;

(iv)	If, without prior leave of the Directors, he be absent from meetings of the Directors for six successive months and his alternate Director (if any) shall not during such period have attended in his stead and the Directors resolve that his office be vacated on that account;

(v)	If, unless the Directors or the court otherwise determine, he be convicted of an indictable offence;

(vi)	If he be requested by resolution of the Directors to resign his office as Director. To be valid for this purpose the resolution shall be passed without a dissenting vote (excluding the vote of the Director) at a specially convened meeting of the Directors at which every Director shall be present in person or be represented by an alternate and of which not less than seven days’

notice in writing of the intention to move the resolution and specifying the grounds therefor shall have been given to the Director. The notice shall request the Director to attend the meeting to show cause why, if such be his intention, the resolution should not be passed; any action taken by the Directors pursuant to this paragraph shall be without prejudice to the rights (if any) of the Director in question to seek compensation or damages from the Company in respect of the termination of his appointment as a Director or of any appointment terminating with that of Director;

(vii)	If he has reached an age (the “specified age”) at which a person may not under these Articles be appointed a Director or, being already a Director, shall be required to relinquish office as a Director. A Director who reaches the specified age shall continue in office until the last day of the year in which the Director reaches that age. The specified age shall be fixed by the Directors.

(b)	The office of a Director shall be vacated, subject to any right of appointment or re-appointment under these Articles, if:-

(i)	not being a Director holding for a fixed term an executive office in his capacity as a Director, he resign his office by notice in writing addressed to the Company and left at or sent to the Office; or

(ii)	being the holder of an executive office under the Company other than for a fixed term, he shall cease to hold such executive office on retirement or otherwise; or

(iii)	he tender his resignation to the Directors and the Directors resolve to accept the same; or

(iv)	he cease to be a Director pursuant to any provision of these Articles.

96.	The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with the provisions of the Acts, remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, subject as provided in Article 92 hereof, by Ordinary Resolution appoint another Director in his stead. The person appointed shall be subject to retirement by rotation at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving a person removed thereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

APPOINTMENT OF DIRECTORS TO EXECUTIVE OFFICES

97. (a)	The Directors may from time to time appoint one or more of their body to be the holder of any executive office on such terms and for such period as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.

(b)	A Director appointed to any executive office shall be subject to retirement by rotation and shall be taken into account in determining the rotation of retirement of Directors and the number of Directors to retire by rotation.

(c)	A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

(d)	The Directors may confer upon a Director holding any such executive office any of the powers exercisable by them as Directors (save the control of shares) upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw or vary all or any such powers.

ALTERNATE DIRECTORS

98.	A Director may from time to time by writing under his hand appoint any other person to be his alternate but no such appointment, whereof the person appointed is not a Director or a director of a subsidiary of the Company, shall be operative unless and until approved by the Directors. Every such alternate shall (subject to his giving to the Company an address within Ireland at which notices may be served upon him) be entitled to notice of meetings of the Directors and to attend and vote as a Director (having an additional vote for each Director for whom he acts as alternate) at any such meeting at which the Director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the Director appointing him and the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. Every such alternate shall also be entitled in the absence from Ireland of the Director appointing him to sign on his behalf a resolution in writing of the Directors. Every such alternate shall be an Officer of the Company and shall not be deemed to be the agent of the Director appointing him. The remuneration of an alternate shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the Director appointing him. A Director may by writing under his hand deposited at the Office at any time revoke the appointment of an alternate appointed by him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine; provided that if any Director retires by rotation but is re-appointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-appointment as if he had not so retired. The appointment of an alternate Director shall also cease upon the happening of any event which if he were a Director would cause him to vacate such office.

POWERS OF DIRECTORS

99.	Subject to the provisions of the Acts, the Memorandum and Articles of Association and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

100.	Without prejudice to the generality of the foregoing provisions:-

(a)	The Directors may make such arrangements as may be thought fit for the management, organisation and administration of the Company’s affairs in any place, whether at home or abroad, in which the Company carries on or intends to carry on business, or maintains or intends to maintain a presence, and may for this purpose establish such boards (including local, divisional or international boards, management and supervisory boards) and committees and appoint such executive and administrative officers, managers, attorneys, representatives and agents as they consider appropriate to the particular place and in the particular circumstances and fix the terms and conditions (including remuneration and perquisites) applicable to such boards, committees and appointments and delegate to them (with such powers of sub-delegation as they shall deem fit) such functions, powers and duties as to the Directors may seem requisite or expedient.

(b)	The Directors may from time to time and at any time by power of attorney under the Seal or under the Official Seal appoint any corporation or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

(c)	The Directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time Directors or Officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid, subject always, if the Acts shall so require, to particulars with respect thereto being disclosed to the members and to the proposal being approved by the Company by Ordinary Resolution. A Director holding a salaried position of employment or office with or under the Company shall, notwithstanding, be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

(d)	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debts, liabilities, or obligation of the Company or of any third party.

101. (a)	A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director, and may act in a professional capacity to the Company, on such terms as to remuneration and otherwise as the Directors shall arrange.

(b)

A Director may be or become a director or other Officer of, or otherwise interested in, any company holding shares in the Company or in any associated company or in any company promoted by the Company or in which the Company may be interested as member or otherwise, and unless otherwise determined by the Directors no Director shall be accountable for any remuneration or other benefits received by him as a director or officer of or from his interest in such other company. The Directors may also exercise the voting power conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolution appointing them or any of their number directors or officers of such other company or voting or providing for the payment of remuneration to the Directors or Officers of such other company.

(c)	A Director who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, if his interest then exists, or in any other case at the first meeting of the Directors after he becomes so interested. A general notice given by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in all transactions with such company or firm shall be sufficient declaration of interest under this Article, and after such general notice it shall not be necessary to give any special notice relating to any subsequent transaction with such company or firm, provided that either the notice is given at a meeting of the Directors or the Director giving the same takes reasonable steps to secure that it is brought up and read at the next meeting of Directors after it is given.

(d) (i)	Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

(ii)	A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters namely:-

(A)	The giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

(B)	The giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by giving of security;

(C)	Any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(D)

Any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in 1 per cent. or more of any class of the equity share capital of such company (or of any third company through which his interest is derived)

or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(E)	Any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Revenue Commissioners for taxation purposes or of any employees’ share scheme being a scheme for encouraging or facilitating employees (including Directors) of the Company or any of its subsidiaries to acquire shares, debentures or other securities of the Company or any of its subsidiaries, provided that any such fund or scheme does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom the fund or scheme relates;

(F)	Any other arrangement for the benefit of employees of the Company or any of its subsidiaries under which such Director benefits or stands to benefit in a similar manner as the employees concerned and which does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom the arrangement relates.

(iii)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the proviso to sub-paragraph (ii) (D) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(iv)	If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

(v)	The Company may by Ordinary Resolution suspend or relax the provisions of this Article to extend or ratify any transaction not duly authorised by reason of a contravention of this Article.

102.	A copy of every declaration made and notice given under the preceding Article shall within three days after the making or giving thereof be entered in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or member of the Company at the Office and shall be produced at every General Meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

PROCEEDINGS OF DIRECTORS

103.	The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A Director who is also an alternate Director shall be entitled in the absence of the Director by whom he was appointed to a separate vote on behalf of such Director in addition to his own vote. In the case of an equality of votes the Chairman of the Meeting shall have a second or casting vote.

104.	The Chairman may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being outside Ireland who has not left at the Office an address within Ireland to which any such notice may be delivered. Any Director may waive notice of any meeting and any such waiver may be retroactive. Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given personally or by word of mouth or by telephone or sent in writing by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication to the Director at the last known address of such Director or any other address given by the Director to the Company for this purpose.

105. (a)	The quorum necessary for the transaction of the business of the Directors shall be three or such lesser or higher number as from time to time may be fixed by the Directors. For the purposes of this Article an alternate Director shall be counted in a quorum, but so that not less than two individuals shall constitute the quorum;

(b)	A meeting of Directors shall be deemed to be validly held notwithstanding that Directors do not physically meet together in the same place provided that:

(i)	notice that a meeting will be held by telephone (or by some other means of electronic communication which permits all persons who will participate in such a meeting to hear each other) has been given to all Directors entitled thereto in accordance with these Articles specifying the date and time at which such meeting is to occur (the “Specified Time”) together with an agenda of all material matters to be considered at such meeting;

(ii)	the Chairman (or, as the case may be, the Deputy Chairman) has, within one hour of the Specified Time, contacted by means of a conference telephone call (or by any other communications equipment which allows all persons participating in the meeting to hear each other) as many Directors as are available to participate in such meeting and at least such number of Directors as are required to satisfy the quorum specified in (a) above.

A meeting under this provision may only be held if, in the opinion of the Chairman (or, as the case may be, of the Deputy Chairman), it is necessary in the interests of the Company to hold a meeting of the Directors forthwith and it is not practicable to have a meeting at which the Directors are physically present.

106.	The continuing Directors or Director may at any time act notwithstanding any vacancy in their body; provided that in case the Directors shall at any time be reduced in number to less than the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of appointing an additional Director or Directors to make up such minimum, or of summoning a General Meeting of the Company, but for no other purpose.

107.	The Directors may from time to time appoint and remove a Chairman or Deputy Chairman. The Chairman shall preside at all meetings of the Directors, but if no such Chairman be appointed, or if at any meeting the Chairman be not present within five minutes after the time appointed for holding the same or for any reason be unwilling to preside the Deputy Chairman shall preside or if no such Deputy Chairman be appointed or if at any meeting the Deputy Chairman be not present within such five minutes or for any reason be unwilling to preside, the Directors present shall choose one of their number to be Chairman of such meeting.

108.	The Directors may from time to time appoint a Committee or Committees and delegate to it or them all or any of their authorities, discretions, functions and powers. Members of a Committee may be appointed by name or, without being named, on a numerical basis. Any Committee so appointed may consist of such Directors and Officers as the Directors shall think fit provided that the number of Officers (not being Directors) appointed to any such Committee shall be less than one-half of the total number of the Committee. No resolution of a Committee shall be effective unless a majority of the members of the Committee present at the meeting are Directors. Any Committee so appointed, whether for a particular purpose or for a fixed period or for an indefinite period, may at any time by resolution of the Directors be dissolved and the Directors may at any time by like resolution revoke or vary any authority, discretion, function or power delegated to any such Committee and appoint another Committee and nominate different Directors and Officers in the place of any existing Committee or the members of any such Committee.

109.	The meetings and proceedings of any such Committee shall be governed by the provisions of these Articles regulating the meetings of Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under or for the purpose of the last preceding Article.

110.	All acts done at or by any meeting of Directors or of a Committee, or by any person acting as a Director or Officer shall as regards all persons dealing in good faith with the Company, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, Committee or Officer or person acting as aforesaid or in the case of a Director that he was disqualified or had vacated office or was not entitled to vote, be as valid as if every such person being a Director had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote and in the case of any Officer (not being a Director) that he had been duly authorised to so act.

MINUTES AND EXECUTION AND AUTHENTICATION

OF DOCUMENTS ETC.

111. (a)	The Directors shall cause proper minutes to be made of all proceedings of General Meetings and Class Meetings of the Company and of meetings of Directors and of any Committee and of the attendances thereat and of all appointments of Officers made by the Directors.

(b)	Any register, index, minute book, book of account or other book required to be kept by or on behalf of the Company may be kept either by making entries in bound or loose-leaf books or by recording the entries in any other manner or using any system approved by the Directors from time to time. In any case in which bound books are not used, the Directors, in consultation with the Auditors, shall take adequate precautions for guarding against falsification and for facilitating its discovery.

112. (a)	A resolution in writing signed by all the Directors or by all the members of a Committee shall be as effective for all purposes as a resolution duly passed at a meeting of the Directors or of the Committee, as the case may be, duly convened and held and may consist of several documents in the like form each signed by one or more Directors or members of the Committee.

(b)	Any Director, Officer or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any Committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and, where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other official of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Directors or any Committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.

113. (a)	Any document (other than a document issued in the ordinary course of the banking business of the Company) which has been authorised or approved by the Directors or a Committee and which is not required by law to be executed under seal may be executed under hand by any Director or by the Chief Executive or by any Deputy Chief Executive, Assistant Chief Executive, Chief General Manager, General Manager, Assistant General Manager, Executive or by the Secretary provided such document shall be first endorsed with the certificate of the Group Law Agent or Law Agent or, if other, the solicitor representing or advising the Company in the transaction to which the document relates that the document may properly be executed by or on behalf of the Company.

(b)	A document issued in the ordinary course of the banking business of the Company may be signed on behalf of the Company by an official (or officials) of such rank and in accordance with such arrangements or directions as may be prescribed from time to time by the Directors, a Committee or, in the case of any delegated or sub-delegated function in accordance with such arrangements or directions as may be prescribed, by the Chief Executive, Deputy Chief Executive, Assistant Chief Executive, Chief General Manager, General Manager, Assistant General Manager, Executive or Manager or by any Management Committee having such delegated responsibility for the area or division of the business to which the document relates.

(c)	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner and by such persons whether Directors or Officers or not as the Directors shall from time to time determine.

(d)

An affidavit or declaration required to be given by or on behalf of the Company in relation to any matter not arising in the ordinary course of the banking business of the Company may be made by any Director or Officer competent to depose to the matters therein stated and in the case of an affidavit of ownership for the purposes of the Judgment Mortgage Act, 1850 (as amended)

by the Group Law Agent or Law Agent or the Secretary, or a person appointed and designated by resolution of the Directors as a public officer of the Company authorised to make oaths on behalf of the Company and in the case of an affidavit or declaration in relation to any matter touching any account, dealing, transaction or matter arising in the ordinary course of the banking business of the Company or in connection therewith by any manager, assistant manager or other official who, from his own knowledge, or, where not within his own knowledge, from information derived by him from examination or inspection of the Company’s books or records in his lawful custody or under his control (or where such records are computerised, from examination or inspection of the relevant fiche or of written data produced or re-produced by the retrieval facility of such computer to which he has or has had lawful access in the ordinary course of his official duties) is competent to depose to the matter in question subject always to the rules of any court of competent jurisdiction or the Acts or any statute otherwise providing.

(e)	Save as excepted herein or the context otherwise requires, “document” shall include any authority, bill, certificate, confirmation, contract or agreement, guarantee, instrument, letter, minute, notice, power of attorney or letter of credit.

SECRETARY

114.	The Secretary shall be appointed by the Directors and any Secretary so appointed may be removed by them but without prejudice to any claim for damages for breach of any contract of service between him and the Company. Anything by the Acts required or authorised to be done by or to the Secretary may be done by or to any assistant or acting Secretary or, if there is no assistant or acting Secretary capable of acting, by or to any Officer of the Company authorised generally or specially in that behalf by the Directors; Provided that any provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

REGISTER OF DIRECTORS’ SHARE AND DEBENTURE HOLDINGS

115.	A Register of Directors’ share and debenture holdings shall be kept at the Office and shall be open to the inspection of any member or holder of debentures of the Company on each day during which the same is bound to be open for inspection pursuant to the Acts.

THE SEAL

116. (a)	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors dealing with the sealing of instruments generally or with any instrument in particular or of a resolution of a Committee authorised by the Directors in that behalf and, subject as provided in (c) of this Article, every instrument to which the Seal shall be affixed shall, as part of the sealing process, be signed by at least one Director, Officer or other person duly authorised in that behalf by the Directors and the Secretary or one of the persons authorised as aforesaid (who has not already signed) and, in favour of any purchaser or person bona fide dealing with the Company, such signatures shall be conclusive evidence of the fact that the Seal has been properly affixed.

(b)	The Directors may by resolution determine to have an Official Seal (“Official Seal — Securities”) for use generally in sealing certificates for shares and other securities of the Company and the Directors may make such regulations governing the custody and use of such Official Seal as they deem appropriate.

(c)	The Directors may by resolution determine, either generally or in any particular case, that in respect of certificates for shares or securities of the Company the signatures of any Director or the Secretary or other person as aforesaid forming part of the sealing, may be applied or effected by non-autographic means, or that such certificates, being sealed, shall bear no signatures and in favour of any registered holder or other person acquiring any such shares or securities in good faith a certificate executed in any of the modes of execution authorised herein shall be as valid and effective as if such certificate was issued under the seal or the Official Seal — Securities, as the case may be, of the Company pursuant to (a) or (b) of this Article.

OFFICIAL SEALS

117.	Subject to the provisions of the Acts the Directors may adopt an Official Seal or Official Seals for use in connection with the execution by the Company of documents abroad. The Official Seal for use in the United Kingdom (the “Official Seal — UK”) in the form in which it exists at the date of adoption of these Articles is, and until altered, varied or replaced by the Directors, shall constitute the Official Seal of the Company for use in the United Kingdom.

DIVIDENDS

118.	Subject to the provisions of the Acts, the Company may by Ordinary Resolution declare dividends provided that:

(a)	no dividend shall be payable otherwise than out of the profits available for distribution;

(b)	no higher dividend shall be paid than is recommended by the Directors; and

(c)	no dividend may be declared unless the dividend on the euro Preference Shares, the Dollar Preference Shares, the Sterling Preference Shares and the Yen Preference Shares most recently payable prior to the relevant General Meeting shall have been paid in cash.

No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

119.	Subject to any preferential or other special rights for the time being attached to any class of shares, the profits of the Company available for distribution which it shall from time to time be determined to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company in proportion to the amounts paid up thereon respectively otherwise than in advance of calls. All dividends shall be apportioned and paid pro rata according to the amounts for the time being paid up on the shares during the period in respect of which the dividend is paid except that if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

120.

Subject to the provisions of the Acts, the Directors may, if they think fit, from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company available for distribution provided that no such interim dividend may be paid if the dividends on the euro Preference Shares, the Dollar Preference Shares, the Sterling Preference Shares and the Yen Preference Shares most recently payable prior to the date of the Directors’ resolution to pay such interim dividend shall not have been paid in cash. Provided that the Directors act bona fide, they shall not incur any responsibility to the holders of any shares conferring a preference which may at any time be issued for any damage they may suffer by reason of the payment of an interim dividend on any shares ranking after such preference shares. A resolution of the Directors declaring any interim dividend shall (once announced) be irrevocable and shall have the same effect in all respects as if such dividend had been declared upon the recommendation of the Directors by an Ordinary Resolution of the Company. Subject as aforesaid, if at any time the share capital of the Company is divided into different classes, the Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividends. The Directors may also pay half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of the opinion that the profits available for distribution justify the payment.

121.	The Directors may deduct from any dividend or other moneys payable on or in respect of any shares held by a member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

122.	The Directors may retain the dividends payable upon shares in respect of which any person is under Article 42 hereof entitled to become a member or which any person under such Article is entitled to transfer, until such person shall become a member in respect thereof or shall duly transfer the same.

123.	The Directors may, until claimed, invest or otherwise use all unclaimed dividends for the benefit of the Company but no such investment or use shall constitute the Company a trustee for the person entitled to such dividends or entitle such person to interest against the Company. A dividend declared under Article 118 or payable pursuant to Article 120 remaining unclaimed 12 years after the date the dividend became due for payment may be treated by the Company as having reverted, on forfeiture, to and to form part of the assets of the Company.

124. (a)	Any dividend or other moneys payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto, and in the case of joint holders to the first named of such joint holders whose name stands first in the Register of Members in respect of the joint holding, or to such person and such address as the holder or joint holders may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Any such dividend or other moneys payable in respect of a share may also be paid by any electronic funds transfer system or any other electronic means to an account or address designated by the holder or joint holders as the case may be. The Company shall have no responsibility for any such dividend or other moneys lost or delayed in the course of any such transfer. Every such cheque, warrant or payment shall be sent at the risk of the person entitled to the money represented thereby.

(b)	The Company may cease sending dividend cheques or warrants by post or making electronic payments to a member if such cheques or warrants have been returned undelivered or left uncashed or such electronic payment fails for any reason and reasonable enquiries have failed to establish any new address of or instruction from the registered holder.

125.	If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

126.	The Company, upon the recommendation of the Directors, may, by Ordinary Resolution declaring a dividend, direct payment of such dividend wholly or in part by the distribution of specific assets and in particular, of paid up shares or debentures of any other company, and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates in respect of shares held in certificated form and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of members and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as the Directors think expedient and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof and otherwise as they think fit.

127.	The Directors may, with the authority of an Ordinary Resolution of the Company, offer to the holders of Ordinary Shares the right to elect to receive an allotment of additional Ordinary Shares, credited as fully paid, instead of cash in respect of all or part of any dividend which is specified in the applicable Ordinary Resolution or such part of such dividend as the Directors may determine. The following provisions shall have effect:-

(a)	Any such Ordinary Resolution may specify a particular dividend or may specify all or any dividends falling to be declared or paid in favour of or to holders of ordinary shares during a specified period, being a period expiring not later than five years from the date on which the resolution is passed.

(b)	The basis of allotment shall be determined by the Board so that as nearly as may be considered convenient, the value (calculated by reference to the average quotation or, at the discretion of the Directors, not more than 5% below such quotation) of the additional Ordinary Shares (including any fractional entitlement) to be allotted instead of any cash amount of dividend shall be equal to such amount. For such purpose the “average quotation” of an Ordinary Share shall be the average of the middle market quotations (less the relevant dividend unless the Ordinary Shares are already quoted ex such dividend) on the Irish Stock Exchange (derived from the Irish Stock Exchange Daily Official List or any similar publication) on at least five consecutive dealing days selected by the Directors, but commencing no earlier than the day upon which the proposed relevant dividend is announced by the Directors.

(c)	The Directors shall give notice in writing to the holders of the Ordinary Shares of the rights of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective.

(d)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which the said election has been duly exercised (“the elected Ordinary Shares”) and instead thereof additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account and capital redemption reserve) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of elected Ordinary Shares on such basis.

(e)	The additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend (or share election in lieu).

(f)	The Directors may do all acts and things which they consider necessary or expedient to give effect to any such offer and capitalisation, with power to make such provisions as they think fit for dealing with shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Directors may authorise any person on behalf of all the Members concerned to enter into an agreement with the Company providing for such capitalisation and matters incidental thereto and an agreement made under such authority shall be effective and binding on all persons concerned.

(g)	The Directors may also from time to time establish or vary a procedure for election mandates under which a holder of ordinary shares may elect to receive additional ordinary shares credited as fully paid instead of cash in respect of all future rights offered to that holder under this Article until the election mandate is revoked or deemed to be revoked in accordance with the procedure.

(h)	Notwithstanding the foregoing the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash and if they so determine then all elections made shall be disregarded.

(i)	Notwithstanding anything to the contrary in this Article, the Directors may make such exclusions from any offer of rights of election to holders of Ordinary Shares as they may think fit in the light of any legal or practical problems under the laws of any territory or the requirements of a Stock Exchange or of any regulatory authority.

128.	Notwithstanding anything contained in these Articles, unless otherwise prohibited by the Acts, the Company, on the recommendation of the Directors, may by Ordinary Resolution determine that any realised accretions of capital assets not required for paying the fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits shall be divided amongst the members in the proportion in which the same would have been divisible amongst them had the same been applied or applicable in paying dividends.

RESERVES

129. (a)	The Directors may before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company or of its holding company, if any) as the Directors may from time to time think fit. The Directors may divide the reserve into such special funds and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

(b)	Notwithstanding the provisions of sub-paragraph (a) of this Article:

(i)	the Directors shall not set aside out of profits and carry to any reserve fund referred to in sub-paragraph (a) of this Article or carry forward in the manner described in sub-paragraph (a) of this Article any sum then required for payment of the dividend payable on any euro Preference Shares, Dollar Preference Shares, Sterling Preference Shares or Yen Preference Shares; and

(ii)	if at any time there shall be insufficient profits standing to the credit of the profit and loss account of the Company (or any other of the Company’s accounts or reserves and available for distribution) for the payment of any such dividend, the Directors shall withdraw from any such reserve fund referred to in sub-paragraph (a) of this Article such sums as may be required for the payment of any such dividend (and so that the Directors shall not require the consent of the Company in General Meeting to any such withdrawal). Subject to the Acts, any sum so withdrawn (and any profits previously carried forward pursuant to sub-paragraph (a) of this Article but subsequently required for the payment of any such dividend) may be applied in or towards payment of such dividends.

CAPITALISATION OF PROFITS

130.

Subject as herein or by the Acts provided, the Directors may with the authority of an Ordinary Resolution of the Company resolve to capitalise all or any part of the undivided profits of the Company not required for paying any fixed dividends on any shares entitled to fixed preferential dividends (with or without further participation in profits) and whether or not such undivided profits are available for distribution, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and having so resolved with the authority aforesaid appropriate the sum resolved to be capitalised to the holders of Ordinary Shares on the Register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in the proportion in which such profits or sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such profits or sum on their behalf, either in or towards paying up the amounts (if any) for the time being unpaid on any Ordinary Shares held by such members or in paying up in full unissued Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) or debentures of the Company of a nominal amount equal to such profits or sum, or partly in one way and partly in the other, and allot such shares or debentures to be allotted and distributed credited as fully paid to and amongst such members in the proportion aforesaid.

131.	Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the profits or sum resolved to be capitalised thereby and all allotments and issues of fully paid shares and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision as they think fit for the case of shares becoming distributable in fractions including in respect of shares held in certificated form the issue of fractional certificates or by payment in cash or by declaring that the benefit of fractional entitlements of less than a specified amount shall accrue to the Company or otherwise and also to authorise any person to enter on behalf of all the members interested or who are entitled to the benefit of such appropriations and applications into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to be issued upon such capitalisation or for the payment up by the Company on their behalf of the amounts or any part of the amounts unpaid on any existing shares and for matters incidental thereto and any agreement made under such authority shall be effective and binding on all such members.

ACCOUNTS

132.	The Directors shall cause proper accounts to be kept in accordance with the provisions of the Acts.

133.	The books of account shall be kept at the Office or (subject to the provisions of the Acts or any other statute) at such other place as the Directors shall think fit and shall always be open to the inspection of the Directors. No member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Acts or by statute or when authorised by the Directors or ordered by a Court of competent jurisdiction.

134.	The Directors shall from time to time, in accordance with the provisions of the Acts, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are specified in the Acts and such accounts and balance sheets shall be signed in accordance with the Acts.

135.

A copy of the Directors’ and Auditors’ reports, accompanied by (a) copies of the balance sheet, profit and loss account and other documents required by the Act to be annexed to the balance sheet or (b) such summary financial statements as may be permitted by the Acts, shall, twenty-one days at the least before the Annual General Meeting, be delivered or sent by post to the registered address of every member and every holder of debentures of the Company (whether or not they are entitled to receive notice of meetings) and to the Auditors and, provided that if copies of such documents are sent less than twenty-one days before the date of the meeting, they shall, notwithstanding that fact, be deemed to have been duly sent if it is so agreed by all the members entitled to attend and vote at the Meeting. Whenever all or any of the shares or debentures of the Company shall for the time being be listed on a Stock Exchange there shall be forwarded to the appropriate officer of such Stock Exchange such number of copies of such documents as may for the time being be required under its regulations or practice. It shall not be necessary under these Articles for the Company to send a copy of the said documents to more than one joint holder of shares or debentures of the Company or to any person whose address is unknown to the Company but any such person shall be entitled to receive such documents free of charge on application to the Company in writing addressed to the Office.

136.	The Auditors’ Report shall be read before the Company in General Meeting and shall be open to inspection by any member.

137.	Every account of the Directors when audited and approved by an Annual General Meeting shall be conclusive except as regards any error discovered therein within three months next after the approval thereof. Whenever such an error is discovered within that period, the account shall forthwith be corrected and thereupon shall be conclusive.

AUDITORS

138.	The Auditors shall be appointed and their duties in regard to audit shall be regulated and carried out in accordance with the provisions of the Acts.

NOTICES

139.	A notice or other document may be served by the Company upon any member either personally, by sending it through the post in a prepaid envelope or wrapper addressed to such member at his address as appearing in the Register of Members, by an electronic communication as defined in, and permitted by, the Electronic Commerce Act 2000 and by electronic means as defined in, and permitted by, the Transparency (Directive 2004/109/EC) Regulations 2007. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

140.	As regards those members (other than holders of euro Preference Shares, Dollar Preference Shares, Sterling Preference Shares or Yen Preference Shares) who have no registered address in Ireland or the United Kingdom, a notice posted up in the Office shall be deemed to be well served on them at the expiration of twenty-four hours after it is so posted up.

141.	Any member described in the Register of Members by an address not in Ireland or the United Kingdom who shall from time to time give the Company an address in Ireland or the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at such address. Notwithstanding the foregoing, any holder of euro Preference Shares, Dollar Preference Shares, Sterling Preference Shares or Yen Preference Shares shall be entitled to have notices served upon him at his address as appearing in the Register of Members provided that such address is in Ireland or the United Kingdom or the United States of America or Japan.

142.	Any notice required to be given by the Company to the members or debenture holders or any of them, and not provided for by or pursuant to these Articles shall be sufficiently given if given by advertisement which shall be inserted once in one Dublin, one Belfast, one Cork and one leading London daily newspaper.

143. (a)

If at any time the Company is unable effectively to convene a General Meeting by notices sent through the post either in Ireland, the United Kingdom, the United States of America or Japan (for the purposes of this Article, the “affected territory”) as a result of the suspension or curtailment of postal services, notice of such General Meeting may be sufficiently given to those members with registered addresses in the affected territory by advertisement in such affected territory. Any notice given by advertisement shall be advertised on the same date, in the case of Ireland, in at least two leading daily newspapers with appropriate circulation, of which one shall be a leading daily newspaper with general circulation in Ireland and, in the case of the United Kingdom, in one leading London daily newspaper and, in the case of the United States of America, in The Wall Street Journal and The New York Times and, in the case of Japan, in one leading Tokyo daily newspaper (but if any newspaper named herein shall by reason of industrial action or otherwise not be published on the date on which the advertisement is due to appear, publication in another leading newspaper shall be sufficient).

(b)	A notice given in accordance with the foregoing provisions shall be deemed to have been validly given in accordance with these Articles and shall be deemed to have been served at noon on the day on which the advertisement, or the last advertisement to be published, appears in the relevant daily newspapers.

(c)	Nothing in this Article is intended to restrict the right of the Company or the Directors to avail of the provisions of Section 135 of the Companies Act, 1963 for the purpose of convening a General Meeting if it should appear to the Directors that it would be more appropriate to apply to the Court for an order pursuant to that Section.

144. (a)	Any notice or other document if served by post shall be deemed to have been served at the expiration of twenty-four hours after the envelope or wrapper containing the same was posted, and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed, stamped and put into the post or accepted by the Post Office for delivery. A certificate in writing signed by the Secretary or any other clerk, official, officer or employee of the Company that the envelope or wrapper containing the notice was so addressed, stamped and put in the post or received by the Post Office shall be conclusive evidence of that fact.

(b)	Any notice or other document, if served by an electronic communication or by electronic means, shall be deemed to have been served at the time it is sent, and in proving such service, a certificate in writing signed by the Secretary or any other clerk, official, officer or employee of the Company that the notice or other document was so sent shall be conclusive evidence of that fact.

(c)	Any notice or other document, if served by being made available in an electronic communication or otherwise using electronic means, shall be deemed to have been served when notice of the fact that it has been made available is served.

(d)	A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

145.	A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address within Ireland or the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the said member would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company have notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

146.	The signature to any notice to be given by or in the name of the Company whether for the purpose of these Articles or otherwise may be written autographically or printed in facsimile.

147.	Where a given number of days’ notice, or notice extending over any other period, is required to be given, the day of service shall, unless it is otherwise provided, be counted in such number of days or other period.

148.	In the event of the winding up of the Company, every member of the Company who is not for the time being in Ireland shall be bound within fourteen days after the passing of an effective resolution to wind up the Company voluntarily, or the making of an order for the winding up of the Company, to serve notice in writing on the Company of his having appointed or appointing some householder or solicitor in Dublin upon whom all summonses, notices, processes, orders and judgments in relation to or under the winding up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty, on behalf of such member, to appoint some such person, and service upon any such appointee, whether appointed by the member or the liquidator, shall be deemed to be good personal service on such member for all purposes, and where the liquidator makes any such appointment, he shall with all convenient speed give notice thereof to such member by advertisement in at least one daily newspaper circulating in Dublin or by registered letter sent through the post and addressed to such member at his address as mentioned in the Register of Members of the Company as the liquidator may in his absolute discretion decide, and such notice shall be deemed to be served on the day following that on which the advertisement appears or the letter is posted.

SECRECY

149.	Every Director, Officer, member of a Committee, auditor, manager, trustee, adviser, consultant, representative, agent, accountant, or other person employed in or in connection with the business of the Company or engaged to provide a specialist service to the Company shall, unless exempted by the Directors, before entering upon his duties, sign a declaration pledging himself to observe a strict secrecy respecting all transactions of the Company with its customers and the state of accounts with individuals, and in matters relating thereto, and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties, except when required so to do by the Directors, or by any General Meeting, or by a Court of Law, or by the person to whom such matters relate, and except so far as may be necessary in order to comply with any of the provisions of these Articles.

150.	No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.

WINDING UP

151.	If the Company shall be wound up (whether the liquidation is voluntary or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the members in specie the whole or any part of the assets of the Company, whether such assets shall consist of property of one kind or of properties of different kinds, and may for such purpose set such value as he deems fair upon each kind of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members and for contributories as the liquidator, with the like authority, shall think fit and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any shares in respect of which there is a liability.

DESTRUCTION OF DOCUMENTS

152. (a)	Subject as herein provided, the Company shall be entitled, at any time after the expiration of six years from the date of registration thereof, to destroy all instruments of transfer of shares in the Company which shall have been then registered and, at any time after the expiration of three years (or such longer period as the Directors shall determine) from the date of cancellation or cessation thereof, all registered certificates for shares and dividend mandates which have been cancelled or have ceased to have effect and, after the expiration of three years (or such longer period as the Directors shall determine) from the date of recording thereof, all notifications of change of address and it shall be conclusively presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every certificate for shares so destroyed was a valid and effective instrument duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; Provided that:-

(i)	the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document is or might be relevant;

(ii)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of sub-paragraph (i) of this proviso are not fulfilled.

(b)	For the purposes of this Article:-

(i)	references to the destruction of any document include references to the disposal thereof in any manner;

(ii)	references to an instrument of transfer shall be deemed to include references to any document constituting the renunciation of an allotment of any shares in the Company by the allottee in favour of some other person.

INDEMNITY

153.	Every Director and other Officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application in which relief is granted to him by the Court under the Acts.

RECORD DATES

154.	Subject to the rights attaching to, or the terms of issue of, any shares, any dividend on shares of any class or any distribution, allotment or issue to the holders of any shares of any class (whether to be paid or made pursuant to a resolution of the Company in General Meeting or a resolution of the Directors or otherwise) may be paid or made to the persons registered as the holders of such shares or the persons otherwise entitled thereto at the close of business on a particular date notwithstanding that it may be a date prior to that on which the dividend, distribution, allotment or issue is to be paid or made or on which any resolution relating thereto is passed and any such dividend, distribution, allotment or issue shall be paid or made to them in accordance with their respective entitlements thereto but without prejudice to the rights inter se, in respect of such dividend, distribution, allotment or issue, of any holder or former holder of any such shares.

SPECIAL RESOLUTIONS

OF

ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting held on 1st May 1996, the following Resolution was passed as a Special Resolution:

“That the Bill submitted to this Meeting entitled “A Bill to provide for the transfer to AIB Group Northern Ireland plc of part of the undertakings of Allied Irish Banks, p.l.c, AIB Capital Markets plc and AIB Finance Limited; and for related purposes” be and the same is hereby consented to subject to such additions, alterations and variations as Parliament may think fit to make therein and as the Directors of the Company approve.”

James P. Culliton
(Chairman of the Meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS

OF

ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting held on 22nd April 1998, the following Resolutions were passed as Special Resolutions:

1.	“That:

(a)	the authorised share capital of the Company be increased to IR£490,000,000 by the creation of 160,000,000 Ordinary Shares of IR25p each, US$500,000,000 by the creation of 4,000,000 Non-Cumulative Preference Shares of US$25 each, Stg£200,000,000 by the creation of 75,000,000 Non-Cumulative Preference Shares of Stg£1 each and Yen 35,000,000,000 by the creation of 200,000,000 Non-Cumulative Preference Shares of Yen 175 each, and that condition 5 of the Memorandum of Association be altered accordingly, and that the Articles of Association be altered in the manner specified in the printed document submitted to the meeting, signed by the Chairman for the purpose of identification;

(b)	the Directors be and are generally and unconditionally authorised pursuant to and in accordance with Section 20 of the Companies (Amendment) Act, 1983 to exercise for the period of five years from the date of the passing of this resolution alt the powers of the Company to allot relevant securities up to the following aggregate nominal amounts: IR£76,584,543 for Ordinary Shares, IR£200,000,000 for Irish Pound Preference Shares, US$500,000,000 for Dollar Preference Shares, Stg£200,000,000 for Sterling Preference Shares and Yen 35,000,000,000 for Yen Preference Shares and that by such authority the Directors may make offers or agreements which would or might require the allotment of such securities after the expiry of such period;

(c)	Article 8 of the Articles of Association of the Company be altered by the replacement of “20 May, 2002” in paragraph (d) (ii) with “21 April, 2003”, and by the replacement of paragraph (d) (iii) with “ “the Section 20 Amount” shall for the first prescribed period be IR£76,584,543 for Ordinary Shares, IR£200,000,000 for Irish Pound Preference Shares, US$500,000,000 for U.S. Dollar Preference Shares, Stg£200,000,000 for Sterling Preference Shares and Yen 35,000,000,000 for Yen Preference Shares and for any other prescribed period shall be that stated in the relevant Ordinary Resolution or any increased amount fixed by Ordinary Resolution;”.”

2.	“That the Company and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act, 1963) of the Company be generally authorised to make market purchases (as defined by Section 212 of the Companies Act, 1990 (the “1990 Act”)) of Ordinary Shares of IR25p each of the Company (“share” or “shares” as appropriate) on such terms and conditions and in such manner as the Directors, or, as the case may be, the Directors of such subsidiary, may from time to time determine but subject, however, to the provisions of the 1990 Act and to the following restrictions and provisions:

(a)	the maximum number of shares authorised to be acquired pursuant to the terms of this resolution shall be 50 million;

(b)	the minimum and maximum prices which may be paid for any such share shall be determined in accordance with Article 52 of the Company’s Articles of Association.

The authority hereby conferred shall be effective from 23rd April 1998 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting of the Company after the passing of this resolution or 21st October 1999 unless previously varied, revoked or renewed in accordance with the provisions of Section 215 of the 1990 Act. The Company or any such subsidiary may before such expiry enter into a contract for the purchase of shares which would or might be wholly or partly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

3.	“That:

(i)	subject to the passing of the Resolution set out at item 6 of the Notice of this Meeting, for the purposes of Section 209 of the Companies Act, 1990 (the “1990 Act”), the price range within which any treasury shares (as defined by the said Section 209) for the time being held by the Company may be re-issued off-market shall be as follows:

(a)	the minimum price at which a treasury share may be re-issued off-market for the purposes of any of the schemes (as defined below) shall be the issue price as provided for in such scheme and in all other circumstances shall be 95% of the Appropriate Price (which, for these purposes, shall mean the average of the closing quotation prices of the Ordinary Shares for the five business days immediately preceding the day on which the treasury share is re-issued, as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto) and, in respect of any business day on which there shall be no dealing in such shares on such Exchange, the price which is equal to (i) the mid-point between the high and low market guide prices in respect of such shares for such business day as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto); or (ii) if there shall be only one such market guide price so published, the market guide price so published);

(b)	the maximum price at which a treasury share may be re-issued off-market shall be 120% of the Appropriate Price;

(c)	“schemes” shall mean the Approved Employees’ Profit Sharing Scheme — Ireland, the AIB Approved Employees’ Profit Sharing Scheme 1998, the Approved Employees’ Profit Sharing Scheme — U.K., the Executive Share Option Scheme, the Dauphin Stock Option plans, the AIB Dividend Reinvestment Plan and any other scheme or plan which involves the issue of Ordinary Shares and which has been approved by the shareholders in General Meeting;

(ii)	Article 53 of the Articles of Association of the Company be amended by the deletion of paragraphs (a) and (b) thereof and the substitution therefor of paragraphs (a), (b) and (c) at (i) of this Resolution.

The authority hereby conferred shall be effective from 23rd April 1998 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting of the Company after the passing of this resolution or 21st October 1999 unless previously varied or renewed in accordance with the provisions of Section 209 of the 1990 Act.”

4.	“That the power conferred on the Directors by paragraph (b) (ii) of Article 8 of the Company’s Articles of Association be and is hereby renewed for the period ending on the date of the Annual General Meeting in 1999, or on 21st July 1999, whichever is the earlier, and for such period the Section 23 Amount (as defined in paragraph (d) (iv) of the said Article) shall be IR£10,670,772, and that Article 8 be amended accordingly.”

Lochlann Quinn
(Chairman of the Meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS

OF

ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting held on 21st April 1999, the following Resolutions were passed as Special Resolutions:

1.	“That:

(a)	in accordance with Section 25 of the Economic and Monetary Union Act, 1998, the Ordinary Shares of IR 25p each and the Non-Cumulative Preference Shares of IR£1 each in the capital of the Company be and are hereby redenominated into Ordinary Shares of €0.3174345196 each and Non-Cumulative Preference Shares of €1.269738078 each, respectively;

(b)	in accordance with Section 26 of the Economic and Monetary Union Act, 1998, such redenominated shares be and are hereby adjusted to Ordinary Shares of €0.32 each of which, in respect of such shares as are currently in issue, €0.3174345196 per share shall be deemed to be paid up and Non-Cumulative Preference Shares of €1.27 each, respectively;

(c)	there shall be capitalised out of the sums standing to the credit of the Company’s distributable reserves and appropriated to the holders of the Ordinary Shares, such sum, not exceeding €2.5m, as shall be necessary to pay up in full the amount unpaid on each €0.32 share, namely, €0.0025654804;

(d)	Clause 5 of the Memorandum of Association of the Company be and is hereby replaced with the following:

“5.	The share capital of the Company is €625,200,000 divided into 1,160,000,000 Ordinary Shares of €0.32 each and 200,000,000 Non-Cumulative Preference Shares of €1.27 each, US$500,000,000 divided into 20,000,000 Non-Cumulative Preference Shares of US$25 each, Stg£200,000,000 divided into 200,000,000 Non-Cumulative Preference Shares of Stg£1 each and Yen 35,000,000,000 divided into 200,000,000 Non-Cumulative Preference Shares of Yen 175 each”.;

and that Article 3 of the Company’s Articles of Association be and is hereby replaced with the following:

“3.	The share capital of the Company is €625,200,000 divided into 1,160,000,000 Ordinary Shares of €0.32 each and 200,000,000 Non-Cumulative Preference Shares of €1.27 each (“Euro Preference Shares”), US$500,000,000 divided into 20,000,000 Non-Cumulative Preference Shares of US$25 each (“Dollar Preference Shares”), Stg£200,000,000 divided into 200,000,000 Non-Cumulative Preference Shares of Stg£1 each (“Sterling Preference Shares”) and Yen 35,000,000,000 divided into 200,000,000 Non-Cumulative Preference Shares of Yen 175 each (“Yen Preference Shares”).”;

and that approval be and is hereby given for any consequential amendments to the Company’s Articles of Association arising from this Resolution.”

2.	“That, subject to the passing of the Resolution set out at item 4 of the Notice of this Meeting, the Company and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act, 1963) of the Company be and is hereby generally authorised to make market purchases (as defined by Section 212 of the Companies Act, 1990 (“the 1990 Act”)) of Ordinary Shares of €0.32 each of the Company (“share” or “shares” as appropriate) on such terms and conditions and in such manner as the Directors, or, as the case may be, the Directors of such subsidiary, may from time to time determine but subject, however, to the provisions of the 1990 Act and to the following restrictions and provisions:

(a)	the maximum number of shares authorised to be acquired pursuant to the terms of this resolution shall be 50 million;

(b)	the minimum and maximum prices which may be paid for any such share shall be determined in accordance with Article 52 of the Company’s Articles of Association.

The authority hereby conferred shall be effective from 22nd April 1999 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting of the Company after the passing of this resolution or 20th October 2000 unless previously varied, revoked or renewed in accordance with the provisions of Section 215 of the 1990 Act. The Company or any such subsidiary may before such expiry enter into a contract for the purchase of shares which would or might be wholly or partly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

3.	“That, subject to the passing of the Resolutions set out at items 4 and 5 of the Notice of this Meeting, for the purposes of Section 209 of the Companies Act, 1990 (“the 1990 Act”), the price range within which any treasury shares (as defined by the said Section 209) for the time being held by the Company may be re-issued off-market shall be determined in accordance with Article 53 of the Company’s Articles of Association. The authority hereby conferred shall be effective from 22nd April 1999 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting of the Company after the passing of this resolution or 20th October 2000 unless previously varied or renewed in accordance with the provisions of Section 209 of the 1990 Act.”

4.	“That, subject to the passing of the Resolution set out at item 4 of the Notice of this Meeting, the power conferred on the Directors by paragraph (b) (ii) of Article 8 of the Company’s Articles of Association be and is hereby renewed for the period ending on the date of the Annual General Meeting in 2000, or on 20th July 2000, whichever is the earlier, and for such period the Section 23 Amount (as defined in paragraph (d)(iv) of the said Article) shall be €13,769,990.”

Lochlann Quinn
(Chairman of the Meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS

OF

ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting held on 19th April 2000, the following Resolutions were passed as Special Resolutions:

1.	“That the Company and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act, 1963) of the Company be and is hereby generally authorised to make market purchases (as defined by Section 212 of the Companies Act, 1990 (“the 1990 Act”)) of Ordinary Shares of €0.32 each of the Company (“share” or “shares” as appropriate) on such terms and conditions and in such manner as the Directors, or, as the case may be, the Directors of such subsidiary, may from time to time determine but subject, however, to the provisions of the 1990 Act and to the following restrictions and provisions:

(a)	the maximum number of shares authorised to be acquired pursuant to the terms of this resolution shall be 50 million;

(b)	the minimum and maximum prices which may be paid for any such share shall be determined in accordance with Article 52 of the Articles of Association.

The authority hereby conferred shall be effective from 20th April 2000 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting after the passing of this resolution, or 18th October 2001, unless previously varied, revoked or renewed in accordance with the provisions of Section 215 of the 1990 Act. The Company or any such subsidiary may before such expiry enter into a contract for the purchase of shares which would or might be wholly or partly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

2.	“That, subject to the passing of the Resolution set out at item 6 of the Notice of this Meeting, for the purposes of Section 209 of the Companies Act, 1990 (“the 1990 Act”), the price range within which any treasury shares (as defined by that Section) for the time being held by the Company may be re-issued off-market shall be determined in accordance with Article 53 of the Articles of Association. The authority hereby conferred shall be effective from 20th April 2000 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting after the passing of this resolution or 18th October 2001 unless previously varied or renewed in accordance with the provisions of Section 209 of the 1990 Act.”

3.

“That the power conferred on the Directors by paragraph (b) (ii) of Article 8 of the Articles of Association be and is hereby renewed for the period ending on the date of the Annual General Meeting in 2001, or on 18th July 2001, whichever is the earlier, and for such period the Section 23 Amount (as defined in paragraph (d)(iv) of the said Article) shall be €13,858,793.28.”

Lochlann Quinn
(Chairman of the Meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS

OF

ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting held on 25th April 2001, the following Resolutions were passed as Special Resolutions:

1.	“That the Company and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act, 1963) of the Company be and is hereby generally authorised to make market purchases (as defined by Section 212 of the Companies Act, 1990 (“the 1990 Act”)) of Ordinary Shares of €0.32 each of the Company (“share” or “shares” as appropriate) on such terms and conditions and in such manner as the Directors, or, as the case may be, the Directors of such subsidiary, may from time to time determine but subject, however, to the provisions of the 1990 Act and to the following restrictions and provisions:

(a)	the maximum number of shares authorised to be acquired pursuant to the terms of this resolution shall be 50 million;

(b)	the minimum and maximum prices which may be paid for any such share shall be determined in accordance with Article 52 of the Articles of Association.

The authority hereby conferred shall be effective from 26th April 2001 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting after the passing of this resolution, or 24th October 2002, unless previously varied, revoked or renewed in accordance with the provisions of Section 215 of the 1990 Act. The Company or any such subsidiary may before such expiry enter into a contract for the purchase of shares which would or might be wholly or partly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

2.	“That, subject to the passing of the resolution set out at item 5 of the Notice of this Meeting, for the purposes of Section 209 of the Companies Act, 1990 (“the 1990 Act”), the price range within which any treasury shares (as defined by that Section) for the time being held by the Company may be re-issued off-market shall be determined in accordance with Article 53 of the Articles of Association. The authority hereby conferred shall be effective from 26th April 2001 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting after the passing of this resolution or 24th October 2002 unless previously varied or renewed in accordance with the provisions of Section 209 of the 1990 Act.”

3.

“That the power conferred on the Directors by paragraph (b) (ii) of Article 8 of the Articles of Association be and is hereby renewed for the period ending on the date of the Annual General Meeting in 2002, or on 24th July 2002, whichever is the earlier, and for such period the Section 23 Amount (as defined in paragraph (d)(iv) of the said Article) shall be €14,071,928.”

Lochlann Quinn
(Chairman of the Meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS

OF

ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting held on 29th May 2002, the following Resolutions were passed as Special Resolutions:

1.	“That the Company and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act, 1963) of the Company be and is hereby generally authorised to make market purchases (as defined by Section 212 of the Companies Act, 1990 (“the 1990 Act”)) of Ordinary Shares of €0.32 each of the Company (“share” or “shares” as appropriate) on such terms and conditions and in such manner as the Directors, or, as the case may be, the Directors of such subsidiary, may from time to time determine but subject, however, to the provisions of the 1990 Act and to the following restrictions and provisions:

(a)	the maximum number of shares authorised to be acquired pursuant to the terms of this resolution shall be 50 million;

(b)	the minimum and maximum prices which may be paid for any such share shall be determined in accordance with Article 52 of the Articles of Association.

The authority hereby conferred shall be effective from 30th May 2002 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting after the passing of this resolution, or 28th November 2003, unless previously varied, revoked or renewed in accordance with the provisions of Section 215 of the 1990 Act. The Company or any such subsidiary may before such expiry enter into a contract for the purchase of shares which would or might be wholly or partly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

2.

“That, for the purposes of Section 209 of the Companies Act, 1990 (“the 1990 Act”), the price range within which any treasury shares (as defined by that Section) for the time being held by the Company may be re-issued off-market shall be determined in accordance with Article 53 of the Articles of Association. The authority hereby conferred shall be effective from 30th May 2002 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting after the passing of this resolution or 28th November 2003 unless previously varied or renewed in accordance with the provisions of Section 209 of the 1990 Act.”

3.

“That the power conferred on the Directors by paragraph (b) (ii) of Article 8 of the Articles of Association be and is hereby renewed for the period ending on the date of the Annual General Meeting in 2003, or on 28th August 2003, whichever is the earlier, and for such period the Section 23 Amount (as defined in paragraph (d)(iv) of the said Article) shall be €14,212,880.”

4.	“That the Articles of Association of the Company be and are hereby amended as follows:

in Article 2, by deleting “1990” in the definition of “The Acts” and substituting “2001”;

in Article 2, by inserting in the definition of “In writing” after “process” “and in particular by electronic communication within the meaning of Section 2 of the Electronic Commerce Act, 2000.”;

in Article 8, by deleting the first four lines of sub-paragraph (b) (ii) and substituting:

“The Directors may, by Special Resolution, be empowered for any prescribed period to”;

in Article 8, by deleting sub-paragraph (d) (ii) and substituting:

““prescribed period” means any period (not exceeding five years on any occasion) for which the authority provided for by sub-paragraph (b) (i) above is conferred by Ordinary Resolution stating the Section 20 Amount for such period;”;

in Article 8, by deleting sub-paragraph (d) (iii) and substituting:

““the Section 20 Amount” shall for any prescribed period be that stated in the relevant Ordinary Resolution or any increased amount fixed by Ordinary Resolution;”;

in Article 8, by deleting sub-paragraph (d) (iv) and substituting:

““the Section 23 Amount” for any prescribed period shall be that stated in the relevant Special Resolution;”;

in Article 53 (c), by inserting after “Plan” in line four “, the Long Term Incentive Plan”; by deleting Article 88 and substituting:

“Subject to the provisions of these Articles, one-third of the Directors for the time being, or, if their number is not three or a multiple of three, then not less than one-third shall retire from office at each Annual General Meeting.”;

in Article 135, by inserting “(a)” after “by” on line one and by inserting in line three after “balance sheet” “or (b) such summary financial statements as may be permitted by the Acts,””.

Lochlann Quinn
(Chairman of the Meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS

OF

ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting held on 24th April 2003, the following Resolutions were passed as Special Resolutions:

1.	“That the Company and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act, 1963) of the Company be and is hereby generally authorised to make market purchases (as defined by Section 212 of the Companies Act, 1990 (“the 1990 Act”)) of Ordinary Shares of €0.32 each of the Company (“share” or “shares” as appropriate) on such terms and conditions and in such manner as the Directors, or, as the case may be, the Directors of such subsidiary, may from time to time determine but subject, however, to the provisions of the 1990 Act and to the following restrictions and provisions:

(a)	the maximum number of shares authorised to be acquired pursuant to the terms of this resolution shall be 89.0 million;

(b)	the minimum and maximum prices which may be paid for any such share shall be determined in accordance with Article 52 of the Articles of Association.

The authority hereby conferred shall be effective from 25th April 2003 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting after the passing of this resolution, or 23rd October 2004, unless previously varied, revoked or renewed in accordance with the provisions of Section 215 of the 1990 Act. The Company or any such subsidiary may before such expiry enter into a contract for the purchase of shares which would or might be wholly or partly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

2.

“That, subject to the passing of the resolution set out at item 6 of the Notice of this Meeting, for the purposes of Section 209 of the Companies Act, 1990 (“the 1990 Act”), the price range within which any treasury shares (as defined by that Section) for the time being held by the Company may be re-issued off-market shall be determined in accordance with Article 53 of the Articles of Association. The authority hereby conferred shall be effective from 25th April 2003 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting after the passing of this resolution or 23rd October 2004 unless previously varied or renewed in accordance with the provisions of Section 209 of the 1990 Act.”

3.

“That the power conferred on the Directors by paragraph (b) (ii) of Article 8 of the Articles of Association be and is hereby renewed for the period ending on the date of the Annual General Meeting in 2004, or on 23rd July 2004, whichever is the earlier, and for such period the Section 23 Amount (as defined in paragraph (d)(iv) of the said Article) shall be €14,367,968.”

Lochlann Quinn
(Chairman of the Meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS OF ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting of Allied Irish Banks, p.l.c. held on 29th April 2004, the following Resolutions were passed as Special Resolutions:

1.	“That the Company and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act, 1963) of the Company be and is hereby generally authorised to make market purchases (as defined by Section 212 of the Companies Act, 1990 (“the 1990 Act”)) of Ordinary Shares of €0.32 each of the Company (“share” or “shares” as appropriate) on such terms and conditions and in such manner as the Directors, or, as the case may be, the Directors of such subsidiary, may from time to time determine but subject, however, to the provisions of the 1990 Act and to the following restrictions and provisions:

(a)	the maximum number of shares authorised to be acquired pursuant to the terms of this resolution shall be 90 million;

(b)	the minimum and maximum prices which may be paid for any such share shall be determined in accordance with Article 52 of the Articles of Association.

The authority hereby conferred shall be effective from 30th April 2004 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting after the passing of this resolution, or 28th October 2005, unless previously varied, revoked or renewed in accordance with the provisions of Section 215 of the 1990 Act. The Company or any such subsidiary may before such expiry enter into a contract for the purchase of shares which would or might be wholly or partly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

2.

“That for the purposes of Section 209 of the Companies Act, 1990 (“the 1990 Act”), the price range within which any treasury shares (as defined by that Section) for the time being held by the Company may be re-issued off-market shall be determined in accordance with Article 53 of the Articles of Association. The authority hereby conferred shall be effective from 30th April 2004 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting after the passing of this resolution or 28th October 2005 unless previously varied or renewed in accordance with the provisions of Section 209 of the 1990 Act.”

3.

“That the power conferred on the Directors by paragraph (b) (ii) of Article 8 of the Articles of Association be and is hereby renewed for the period ending on the date of the Annual General Meeting in 2005, or on 28th July 2005, whichever is the earlier, and for such period the Section 23 Amount (as defined in paragraph (d)(iv) of the said Article) shall be €14,400,000.”

4.	“That the Directors be and they are hereby authorised, pursuant to Article 127 of the Company’s Articles of Association, to exercise the powers contained in the said Article so that the Directors may offer to the holders of the Ordinary Shares the right to elect to receive allotments of additional Ordinary Shares, credited as fully paid, instead of cash, in respect of all dividends falling to be declared or paid during the period commencing on the date of the adoption of this resolution and expiring at the conclusion of the Annual General Meeting in 2009.”

Dermot Gleeson
(Chairman of the Meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS OF ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting of Allied Irish Banks, p.l.c., held on 27 April 2005, the following Resolutions were passed as Special Resolutions:

1.	“That the Company and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act, 1963) of the Company be and is hereby generally authorised to make market purchases (as defined by Section 212 of the Companies Act, 1990 (“the 1990 Act”)) of Ordinary Shares of €0.32 each of the Company (“share” or “shares” as appropriate) on such terms and conditions and in such manner as the Directors, or, as the case may be, the Directors of such subsidiary, may from time to time determine, but subject however to the provisions of the 1990 Act and to the following restrictions:

(a)	the maximum number of shares so authorised to be acquired shall be 90 million;

(b)	the minimum and maximum prices which may be paid for any such share shall be determined in accordance with Article 52 of the Articles of Association.

The authority hereby conferred shall be effective from 28th April 2005 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting, or 26th October 2006, unless previously varied, revoked or renewed in accordance with the provisions of Section 215 of the 1990 Act. The Company, or any such subsidiary, may, before such expiry, enter into a contract for the purchase of shares which would or might be wholly or partly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

2.

“That for the purposes of Section 209 of the Companies Act, 1990 (“the 1990 Act”), the price range within which any treasury shares for the time being held by the Company may be re-issued off-market shall be determined in accordance with Article 53 of the Articles of Association. The authority hereby conferred shall be effective from 28th April 2005 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting, or 26th October 2006, unless previously varied or renewed in accordance with the provisions of Section 209 of the 1990 Act”

3.

“That the power conferred on the Directors by paragraph (b) (ii) of Article 8 of the Articles of Association be and is hereby renewed for the period ending on the date of the Annual General Meeting in 2006, or on 26th July 2006, whichever is the earlier, and for such period the Section 23 Amount (as defined in paragraph (d)(iv) of the said Article) shall be €14.69 million.”

Mr. Dermot Gleeson
(Chairman of the meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS OF ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting of Allied Irish Banks, p.l.c., held on 26 April 2006, the following Resolutions were passed as Special Resolutions:

1.	“That the Company and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act 1963) of the Company be and is hereby generally authorised to make market purchases (as defined by Section 212 of the Companies Act 1990 (“the 1990 Act”)) of Ordinary Shares of €0.32 each of the Company (“share” or “shares” as appropriate) on such terms and conditions and in such manner as the Directors, or, as the case may be, the Directors of such subsidiary, may from time to time determine, but subject however to the provisions of the 1990 Act and to the following restrictions:

(a)	the maximum number of shares so authorised to be acquired shall be 91.8 million;

(b)	the minimum and maximum prices which may be paid for any such share shall be determined in accordance with Article 52 of the Articles of Association.

The authority hereby conferred shall be effective from 27th April 2006 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting, or 25th October 2007, unless previously varied, revoked or renewed in accordance with the provisions of Section 215 of the 1990 Act. The Company, or any such subsidiary, may, before such expiry, enter into a contract for the purchase of shares which would or might be wholly or partly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

2.

“That for the purposes of Section 209 of the Companies Act 1990 (“the 1990 Act”), the price range within which any treasury shares for the time being held by the Company may be re-issued off-market shall be determined in accordance with Article 53 of the Articles of Association. The authority hereby conferred shall be effective from 27th April 2006 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting, or 25th October 2007, unless previously varied or renewed in accordance with the provisions of Section 209 of the 1990 Act”

3.

“That the power conferred on the Directors by paragraph (b) (ii) of Article 8 of the Articles of Association be and is hereby renewed for the period ending on the date of the Annual General Meeting in 2007 or, if earlier, 25th July 2007, and for such period the Section 23 Amount (as defined in paragraph (d)(iv) of the said Article) shall be €14.69 million.”

Mr. Dermot Gleeson
(Chairman of the meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS OF ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting of Allied Irish Banks, p.l.c., held on 9 May 2007, the following Resolutions were passed as Special Resolutions:

1.	“That the Company and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act 1963) of the Company be and is hereby generally authorised to make market purchases (as defined by Section 212 of the Companies Act 1990 (“the 1990 Act”)) of Ordinary Shares of €0.32 each of the Company (“share” or “shares” as appropriate) on such terms and conditions and in such manner as the Directors, or, as the case may be, the Directors of such subsidiary, may from time to time determine, but subject however to the provisions of the 1990 Act and to the following restrictions:

(a)	the maximum number of shares so authorised to be acquired shall be 91.8 million;

(b)	the minimum and maximum prices which may be paid for any such share shall be determined in accordance with Article 52 of the Articles of Association.

The authority hereby conferred shall be effective from 10th May 2007 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting, or 8th  November 2008, unless previously varied, revoked or renewed in accordance with the provisions of Section 215 of the 1990 Act. The Company, or any such subsidiary, may, before such expiry, enter into a contract for the purchase of shares which would or might be wholly or partly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

2.

“That for the purposes of Section 209 of the Companies Act 1990 (“the 1990 Act”), the price range within which any treasury shares for the time being held by the Company may be re-issued off-market shall be determined in accordance with Article 53 of the Articles of Association. The authority hereby conferred shall be effective from 10th May 2007 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting, or 8th November 2008, unless previously varied or renewed in accordance with the provisions of Section 209 of the 1990 Act.”

3.	“That the power conferred on the Directors by paragraph (b) (ii) of Article 8 of the Articles of Association be and is hereby renewed for the period ending on the date of the Annual General Meeting in 2008 or, if earlier, 8 August 2008, and for such period the Section 23 Amount (as defined in paragraph (d)(iv) of the said Article) shall be €14.69 million.”

Mr. Dermot Gleeson
(Chairman of the meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS OF ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting of Allied Irish Banks, p.l.c., held on 22 April 2008, the following Resolutions were passed as Special Resolutions:

1.	“That the Company and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act 1963) of the Company be and is hereby generally authorised to make market purchases (as defined by Section 212 of the Companies Act 1990 (“the 1990 Act”)) of Ordinary Shares of € 0.32 each of the Company (“share” or “shares” as appropriate) on such terms and conditions and in such manner as the Directors, or, as the case may be, the Directors of such subsidiary, may from time to time determine, but subject however to the provisions of the 1990 Act and to the following restrictions:

(a)	the maximum number of shares so authorised to be acquired shall be 91.8 million;

(b)	the minimum and maximum prices which may be paid for any such share shall be determined in accordance with Article 52 of the Articles of Association.

The authority hereby conferred shall be effective from 23rd April 2008 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting, or 21st October 2009, unless previously varied, revoked or renewed in accordance with the provisions of Section 215 of the 1990 Act. The Company, or any such subsidiary, may, before such expiry, enter into a contract for the purchase of shares which would or might be wholly or partly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

2.

“That for the purposes of Section 209 of the Companies Act 1990 (“the 1990 Act”), the price range within which any treasury shares for the time being held by the Company may be re-issued off-market shall be determined in accordance with Article 53 of the Articles of Association. The authority hereby conferred shall be effective from 23rd April 2008 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting, or 21st October 2009, unless previously varied or renewed in accordance with the provisions of Section 209 of the 1990 Act.”

3.	“That the power conferred on the Directors by paragraph (b) (ii) of Article 8 of the Articles of Association be and is hereby renewed for the period ending on the date of the Annual General Meeting in 2009 or, if earlier, 21 July 2009, and for such period the Section 23 Amount (as defined in paragraph (d)(iv) of the said Article) shall be €14.69 million.”

4.	“That the Articles of Association of the Company be and are hereby amended as follows:

(a)	in Article 2, by deleting “2001” in the definition of “The Acts” and substituting “2005” and every other Act or statutory instrument which is to be read or construed together, or as one with, any of those Acts.”

(b)	in Article 139 by the deletion of the first sentence of that Article and the substitution of the following:

“A notice or other document may be served by the Company upon any member either personally, by sending it through the post in a prepaid envelope or wrapper addressed to such member at his address as appearing in the Register of Members, by an electronic communication as defined in, and permitted by, the Electronic Commerce Act 2000 and by electronic means as defined in, and permitted by, the Transparency (Directive 2004/109/EC) Regulations 2007.”

SPECIAL RESOLUTIONS OF ALLIED IRISH BANKS, p.l.c. (Continued)

(c)	In Article 144 by the insertion of new paragraphs (b) and (c) (with the existing paragraph (b) becoming (d)):

“(b)	Any notice or other document, if served by an electronic communication or by electronic means, shall be deemed to have been served at the time it is sent, and in proving such service, a certificate in writing signed by the Secretary or any other clerk, official, officer or employee of the Company that the notice or other document was so sent shall be conclusive evidence of that fact.

(c)	Any notice or other document, if served by being made available in an electronic communication or otherwise using electronic means, shall be deemed to have been served when notice of the fact that it has been made available is served.”

Mr. Dermot Gleeson
(Chairman of the meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

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